Exhibit 99.3

BGC PARTNERS, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the management of BGC Partners, Inc.,

We have audited the supplemental consolidated statements of financial condition of BGC Partners, Inc., formerly eSpeed, Inc. (the “Company”), as of December 31, 2007 and 2006, and the related supplemental consolidated statements of operations, cash flows, and changes in stockholders’ and members’ equity for each of the three years in the period ended December 31, 2007. These supplemental financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these supplemental financial statements based on our audits. The supplemental consolidated financial statements give retroactive effect to the merger of eSpeed, Inc. and BGC Partners, LLC on April 1, 2008, which has been accounted for as a business combination of entities under common control similar to a pooling of interests as described in Note 1 to the supplemental consolidated financial statements.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the supplemental financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the supplemental financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such supplemental consolidated financial statements present fairly, in all material respects, the financial position of BGC Partners, Inc. at December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2007, after giving retroactive effect to the merger of eSpeed, Inc. with BGC Partners, LLC as described in Note 1 to the supplemental consolidated financial statements, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the supplemental consolidated financial statements, in 2006 the Company changed its method of accounting for share-based payments to conform to Statement of Financial Accounting Standard No. 123R, Share-Based Payment.

/s/ Deloitte & Touche LLP

New York, New York

April 16, 2008

BGC PARTNERS, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(in thousands, except for per share data)

	December 31,
	2007	2006
Assets
Cash and cash equivalents	$277,299	$130,888
Cash segregated under regulatory requirements	2,683	4,119
Reverse repurchase agreements	148,249	200,055
Loan receivable from related party	65,000	—
Securities owned
Pledged as collateral	31,434	28,234
Unencumbered	301	40,767
Marketable securities	2,353	—
Receivables from brokers, dealers, clearing organizations, customers and related broker-dealers	221,079	452,925
Accrued commissions receivable	140,887	113,783
Forgivable and other loans receivable from employees and partners	63,304	53,122
Fixed assets, net	137,815	135,557
Investments	12,264	10,513
Goodwill	62,826	67,228
Other intangible assets, net	15,676	16,570
Receivable from related parties	131,811	182,977
Other assets	64,648	60,886

Total assets	$1,377,629	$1,497,624

Liabilities and Stockholders’ and Members’ Equity
Accrued compensation	$85,470	$49,752
Payables to brokers, dealers, clearing organizations, customers and related broker-dealers	270,465	410,834
Securities sold under agreements to repurchase	—	25,313
Long-term debt to related parties	196,818	248,896
Payable to related parties	139,500	115,081
Accounts payable and accrued liabilities	206,847	214,774
Deferred revenue	6,852	8,114

Total liabilities	905,952	1,072,764
Commitments, contingencies and guarantees (Note 19)	—	—
Minority interest	2,352	—
Stockholders’ and members’ equity:
Members’ equity	235,454	171,781
Class A common stock, par value $0.01 per share, 200,000 shares authorized; 36,796 and 36,407 shares issued and outstanding at December 31, 2007 and 2006, respectively	368	364
Class B common stock, par value $0.01 per share, 100,000 shares authorized; 20,498 shares issued and outstanding at December 31, 2007 and 2006, respectively, convertible to Class A common stock	205	205
Additional paid-in capital	313,238	299,682
Treasury stock, at cost: 6,502 shares of Class A common stock at December 31, 2007 and 2006, respectively	(62,597)	(62,597)
Accumulated (deficit)/surplus	(17,282)	15,425
Accumulated other comprehensive loss	(61)	—

Total stockholders’ and members’ equity	469,325	424,860

Total liabilities and stockholders’ and members’ equity	$1,377,629	$1,497,624

The accompanying Notes to Supplemental Consolidated Financial Statements are an integral part of these financial statements.

BGC PARTNERS, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per share data)

	Year Ended December 31,
	2007	2006	2005
Revenues:
Commissions	$802,956	$599,486	$446,378
Principal transactions	205,049	134,939	119,586
Fees from related parties	53,809	28,638	15,244
Market data	18,981	17,409	16,283
Software solutions	10,983	16,981	15,534
Interest income	22,968	31,086	15,208
Other revenues	2,895	26,203	5,155

Total revenues	1,117,641	854,742	633,388
Expenses:
Compensation and employee benefits	649,507	560,016	434,862
Occupancy and equipment	115,683	127,254	90,881
Communications	58,335	55,511	45,098
Professional and consulting fees	64,232	55,192	42,646
Fees to related parties	31,886	14,563	6,642
Selling and promotion	55,719	48,663	39,543
Commissions and floor brokerage	22,050	13,065	11,016
Interest expense	26,251	30,069	13,875
Other expenses	51,304	47,617	32,655

Total expenses	1,074,967	951,950	717,218

Income (loss) from continuing operations before income taxes and minority interest	42,674	(97,208)	(83,830)
Minority interest	2,352	—	—
Provision for (benefit from) income taxes	9,320	(1,547)	(9,267)

Income (loss) from continuing operations	31,002	(95,661)	(74,563)
Loss from discontinued operations	—	(646)	(145)
Income tax (provision) benefit from discontinued operations	—	(4)	28
Cumulative effect of a change in accounting principle	—	(10,080)	—

Net income (loss)	$31,002	$(106,391)	$(74,680)

Per share data:
Basic earnings (loss) per share	$0.17	$(0.58)	$(0.40)

Diluted earnings (loss) per share	$0.17	$(0.58)	$(0.40)

Basic weighted average shares of common stock outstanding	184,326	184,074	185,209

Diluted weighted average shares of common stock outstanding	185,482	184,074	185,209

The accompanying Notes to Supplemental Consolidated Financial Statements are an integral part of these financial statements.

BGC PARTNERS, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2007	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$31,002	$(106,391)	$(74,680)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	61,127	61,049	53,236
Forgivable loan amortization	34,439	37,158	28,397
Grant units	509	31,357	1,089
Gain on insurance recovery from related parties	—	(3,500)	—
Stock-based compensation	17,521	2,418	2,219
Tax benefit from stock option and warrant exercises	284	305	116
Excess tax benefit from stock-based compensation	(158)	(11)	—
Impairment of long-lived assets	4,757	1,861	2,386
Minority interest	2,352	—	—
Deferred tax provision	(4,970)	(2,380)	(3,210)
Gain on sale of investments	—	—	(1,015)
Deferred compensation plan expense	—	138	250
Recognition of deferred revenue	(5,412)	(7,292)	(2,984)
Other	(287)	(67)	141
Changes in operating assets and liabilities:
Decrease (increase) in cash segregated under regulatory requirements	1,436	(1,741)	1,156
Decrease (increase) in securities purchased under agreements to resell	51,806	(42,570)	32,319
Decrease in securities owned	37,266	447	5,151
Decrease (increase) in receivables from brokers, dealers, clearing organizations, customers and related broker- dealers	231,846	(143,416)	(129,686)
Increase in accrued commissions receivable, net of allowance for doubtful accounts	(27,104)	(19,016)	(15,149)
Decrease (increase) in receivables from related parties	56,567	(49,174)	19,525
Increase in forgivable loans and other receivables from employees	(44,621)	(32,529)	(64,431)
Decrease (increase) in other assets	(1,495)	(13,452)	1,114
Increase (decrease) in accrued compensation	31,127	4,725	(5,060)
(Decrease) increase in securities loaned to related parties	—	(8,201)	8,201
(Decrease) increase in securities sold under agreements to repurchase	(25,313)	20,490	—
(Decrease) increase in payable to brokers, dealers, clearing organizations, customers and related broker- dealers	(140,369)	125,861	109,897
Increase in payables to related parties	19,039	19,522	68,088
Increase in deferred revenue	4,150	3,397	3,676
(Decrease) increase in accounts payable, accrued and other liabilities	(6,197)	65,261	12,574

Net cash provided by (used in) operating activities	329,302	(55,751)	53,320

The accompanying Notes to Supplemental Consolidated Financial Statements are an integral part of these financial statements.

BGC PARTNERS, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS—(Continued)

(in thousands)

	Year Ended December 31,
	2007	2006	2005
CASH FLOWS FROM INVESTING ACTIVITIES:
Secured loan to related party	(185,000)	—	—
Payments of secured loan by related party	120,000	—	—
Purchases of fixed assets	(41,437)	(52,094)	(53,959)
Decrease in restricted cash	1,827	—	—
Purchase of investment	(1,363)	—	—
Payments for acquisitions, net of cash acquired	—	(6,714)	(70,863)
Capitalization of software development costs	(21,053)	(17,213)	(18,840)
Capitalization of patent defense and registration costs	(1,504)	(1,270)	(1,837)
Insurance recovery from related parties	—	3,500	—
Proceeds from sale of investments	—	—	5,840
Purchase of marketable securities	(2,414)	—	—
Proceeds from the sale of equities brokerage business to related parties	—	2,556	—

Net cash used in investing activities	(130,944)	(71,235)	(139,659)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contributions	—	8,098	145,978
Capital withdrawals	—	(1,610)	—
Short-term borrowings	—	—	(59,880)
Short-term repayment	—	(8,470)	—
Long-term borrowings with related parties	57,000	94,578	154,318
Long-term repayments with related parties	(109,078)	—	—
Repurchase of Class A common stock	(373)	(93)	(29,197)
Proceeds from exercises of stock options and warrants	810	1,346	458
Excess tax benefit from stock-based compensation	158	11	—
Cancellation of restricted stock units in satisfaction of withholding tax requirements	(464)	(423)	—

Net cash (used in) provided by financing activities	(51,947)	93,437	211,677
Net increase (decrease) in cash and cash equivalents	146,411	(33,549)	125,338
Cash and cash equivalents at beginning of period	130,888	164,437	39,099

Cash and cash equivalents at end of period	$277,299	$130,888	$164,437

Supplemental cash information:
Contribution of net fixed assets to related party	$1,134	$—	$—

Cash paid during the period for taxes	$7,043	$5,444	$3,117

Cash paid during the period for interest	$26,191	$33,165	$10,680

Deemed dividend to Cantor	$—	$1,500	$—

Contribution of license from Cantor	$—	$1,500	$—

The accompanying Notes to Supplemental Consolidated Financial Statements are an integral part of these financial statements

BGC PARTNERS, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF STOCKHOLDERS' AND MEMBERS’ EQUITY

For the Years Ended December 31, 2007, 2006 and 2005

(In thousands, except share amounts)

	Members' Equity	Class A Common Stock	Class B Common Stock	Additional Paid-in Capital	Unamortized expense of stock-based compensation	Treasury Stock	Retained Earnings (Deficit)	Accumulated other comprehensive loss	Total Stockholders' and Members’ Equity
Balance, January 1, 2005	$174,126	$343	$221	$294,115	$(3,080)	$(33,972)	$10,739	—	$442,492
Net loss attributable to members	(76,214)	—	—	—	—	—	—	—	(76,214)
Member contributions	145,978	—	—	—	—	—	—	—	145,978
Distribution on grant units	1,089	—	—	—	—	—	—	—	1,089
Issuance of Class A common stock from exercises of options and warrants 89,852 shares	—	—	—	458	—	—	—	—	458
Tax benefit from stock option and warrant exercises	—	—	—	116	—	—	—	—	116
Amortization of business partner and non-employee securities	—	—	—	—	318	—	—	—	318
Class A common stock for Deferral Plan match	—	—	—	250	—	—	—	—	250
Grant of restricted stock units	—	—	—	1,090	(1,090)	—	—	—	—
Amortization of employee stock based compensation	—	—	—	—	1,901	—	—	—	1,901
Forfeiture of restricted stock units	—	—	—	(217)	217	—	—	—	—
Vesting of restricted stock units, 92,805 shares	—	—	—	(825)	—	825	—	—	—
Shares of common stock used to satisfy tax withholding obligations, 32,766 shares	—	—	—	—	142	(398)	—	—	(256)
Repurchase of Class A common stock, 3,456,275 shares	—	—	—	—	—	(28,941)	—	—	(28,941)
Net income	—	—	—	—	—	—	1,534	—	1,534

Balance, December 31, 2005	$244,979	$343	$221	$294,987	$(1,592)	$(62,486)	$12,273	$—	$488,725

The accompanying Notes to Supplemental Consolidated Financial Statements are an integral part of these financial statements.

BGC PARTNERS, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ AND MEMBERS’ EQUITY—(Continued)

For the Years Ended December 31, 2007, 2006 and 2005

(In thousands, except share amounts)

	Members' Equity	Class A Common Stock	Class B Common Stock	Additional Paid-in Capital	Unamortized expense of stock-based compensation	Treasury Stock	Retained Earnings (Deficit)	Accumulated other comprehensive loss	Total Stockholders’ and Members’ Equity
Balance, January 1, 2006	$244,979	$343	$221	$294,987	$(1,592)	$(62,486)	$12,273	$—	$488,725
Net loss attributable to members	(111,043)	—	—	—	—	—	—	—	(111,043)
Member contributions	8,098	—	—	—	—	—	—	—	8,098
Member withdrawals deemed dividends	(1,610)	—	—	—	—	—	—	—	(1,610)
Distribution on grant units	3,125	—	—	—	—	—	—	—	3,125
Grant units—impact of SFAS 123R	28,232	—	—	—	—	—	—	—	28,232
Tax benefit from stock option exercises	—	—	—	305	—	—	—	—	305
Issuance of Horizon warrants	—	—	—	3,000	—	—	—	—	3,000
Horizon dividend	—	—	—	—	—	—	(1,500)	—	(1,500)
Conversion of Class B common stock to Class A common stock 1,641,470 shares	—	16	(16)	—	—	—	—	—	—
Issuance of treasury, 38,056 shares	—	—	—	(354)	—	354	—	—	—
Vesting of restricted stock units, 173,377 shares	—	2	—	(2)	—	—	—	—	—
Exercise of employee stock options, 204,911 shares	—	3	—	1,343	—	—	—	—	1,346
Amortization of restricted stock units and stock options	—	—	—	1,954	—	—	—	—	1,954
Reclassification of Unearned Comp upon adoption of FAS 123R	—	—	—	(1,592)	1,592	—	—	—	—
Cancellation of restricted stock units in satisfaction of withholding tax requirements	—	—	—	(423)	—	—	—	—	(423)
Non-cash charge for Cantor partnership units	—	—	—	464	—	—	—	—	464
Repurchase of Class A common stock, 52,239 shares	—	—	—	—	—	(465)	—	—	(465)
Net income	—	—	—	—	—	—	4,652	—	4,652

Balance, December 31, 2006	$171,781	$364	$205	$299,682	$—	$(62,597)	$15,425	$—	$424,860

The accompanying Notes to Supplemental Consolidated Financial Statements are an integral part of these financial statements.

BGC PARTNERS, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ AND MEMBERS’ EQUITY—(Continued)

For the Years Ended December 31, 2007, 2006 and 2005

(In thousands, except share amounts)

	Members' Equity	Class A Common Stock	Class B Common Stock	Additional Paid-in Capital	Unamortized expense of stock-based compensation	Treasury Stock	Retained Earnings (Deficit)	Accumulated other comprehensive loss	Total Stockholders’ and Members’ Equity
Balance, January 1, 2007	$171,781	$364	$205	$299,682	$—	$(62,597)	$15,425	$—	$424,860
Fin 48 adjustment to beginning retained earnings	—	—	—	—	—	—	(209)	—	(209)

Adjusted Balance, January 1, 2007	171,781	364	205	299,682	—	(62,597)	15,216	—	424,651
Net income attributable to members	63,500	—	—	—	—	—	—	—	63,500
Net loss	—	—	—	—	—	—	(32,498)	—	(32,498)
Unrealized loss on marketable securities	—	—	—	—	—	—	—	(61)	(61)

Total Comprehensive loss									30,941

Distribution on grant units	53	—	—	—	—	—	—	—	53
Grant units—impact of SFAS 123R	456	—	—	—	—	—	—	—	456
Issuance of restricted stock and equity units	—	—	—	—	—	—	—	—	—
Other capital related transactions	(336)	—	—	—	—	—	—	—	(336)
Stock based compensation of employee stock options	—	—	—	10,051	—	—	—	—	10,051
Tax benefit from stock based compensation	—	—	—	284	—	—	—	—	284
Issuance of Class A common stock related to 401K, 15,800 shares	—	—	—	138	—	—	—	—	138
Vesting of restricted stock units, 218,178 shares	—	2	—	(2)	—	—	—	—	—
Exercise of employee stock options 156,320 shares	—	2	—	808	—	—	—	—	810
Amortization of restricted stock units and stock options	—	—	—	2,401	—	—	—	—	2,401
Cancellation of restricted stock units in satisfaction of withholding tax requirements	—	—	—	(468)	—	—	—	—	(468)
Non-cash charge for Cantor partnership units	—	—	—	344	—	—	—	—	344

Balance, December 31, 2007	$235,454	$368	$205	$313,238	$—	$(62,597)	$(17,282)	$(61)	$469,325

The accompanying Notes to Supplemental Consolidated Financial Statements are an integral part of these financial statements.

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

1. Organization and Basis of Presentation

On March 31, 2008, Cantor contributed the businesses of the BGC Division to BGC Partners, LLC and its subsidiaries. On April 1, 2008, BGC Partners, LLC merged pursuant to the Agreement and Plan of Merger with and into eSpeed, Inc. (“eSpeed”) which was renamed BGC Partners, Inc. (“BGC Partners,” “BGC” or the “Combined Company”). In the merger, an aggregate of 133,860,000 shares of common stock and rights to acquire shares of eSpeed, Inc. were issued. Of these shares, 56,000,000 were in the form of Class B common stock or rights to acquire Class B common stock, and the remaining 77,860,000 shares and rights to acquire shares were in the form of Class A common stock or rights to acquire Class A common stock. Stockholders of eSpeed hold the same number and class of shares of the eSpeed, Inc. common stock that they held in eSpeed prior to the merger. Also, on April 1, 2008, eSpeed, Inc. changed its name to BGC Partners, Inc. Class A common stock trades on the NASDAQ Global Market under the symbol “BGCP.”

BGC is a global inter-dealer broker specializing in trading financial instruments and related derivative products. BGC Partners provides integrated voice and electronic (“hybrid”) execution and other brokerage services to many of the world’s largest and most creditworthy banks, broker-dealers, investment banks and investment firms for a broad range of financial products globally, including fixed income securities, interest rate swaps, foreign exchange, equity derivatives, credit derivatives, futures, structured products and other instruments. Through the Combined Company’s eSpeed and BGCantor Market Data brands, BGC Partners also offers financial technology solutions, market data and analytics related to selected financial instruments and markets. BGC Partners’ brokerage services include execution, clearing, processing and other back office services. BGC Partners has offices in New York and London, as well as Beijing (representative office), Chicago, Copenhagen, Hong Kong, Istanbul, Mexico City, Nyon, Paris, Seoul, Singapore, Sydney, Tokyo and Toronto.

In addition to the BGC Division, the accompanying supplemental consolidated financial statements include the wholly-owned and majority-owned subsidiaries of Cantor that were merged to form BGC Partners for all periods presented. The major subsidiaries include:

•	eSpeed, a leader in developing and deploying electronic marketplaces and related technology that offers traders access to the most liquid, efficient and neutral financial markets in the world;

•

Cantor’s BGCantor Market Data division, which is the source of real-time proprietary pricing and data currently derived through eSpeed and the BGC Division for U.S. and European securities and derivatives;

•	Cantor’s North American futures business, which provides execution services for futures and options contracts on the Chicago Mercantile Exchange (“CME”) and the Chicago Board of Trade (“CBOT”); and

•	Cantor’s investment in Freedom which holds an interest in Freedom International Brokerage, a Canadian broker-dealer.

The accompanying supplemental consolidated financial statements have been presented to reflect the impact of the following changes that took place upon closing of the merger for all periods presented:

•	the Combined Company no longer recognizes revenue, previously recognized by eSpeed, in connection with Cantor’s CO2e and Cantor Index businesses; and certain

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

employees who devoted a substantial portion of their time to Cantor will transfer to Cantor; and

•

the Combined Company recognizes the 35% of eSpeed’s gross revenues previously recognized by Cantor for clearing the North American fully electronic trading business. Cantor previously received this revenue, which we refer to as “fulfillment revenue”, under the Joint Services Agreement that terminated upon closing of the merger.

The merger has been accounted for as a combination of entities under common control. eSpeed was deemed the acquirer and BGC Partners, LLC was deemed the acquiree. According to Statement of Financial Accounting Standard (“SFAS”) No. 141 Business Combinations, since the merger was a transaction between entities under common control, the assets and liabilities of the BGC Division were transferred at historical cost and the results of operations and cash flows have been reflected in the accompanying supplemental consolidated financial statements as if the merger occurred as of the earliest period presented.

The accompanying supplemental consolidated financial statements include allocations of certain services, including occupancy of office space, utilization of fixed assets, accounting and operations services and information technology BGC Partners either provides to or receives from various affiliates, which are included as part of “Fees from related parties” or “Fees to related parties” on the accompanying supplemental consolidated statements of operations. These service allocations may be higher or lower than the amounts that would be charged by third parties if BGC Partners did not provide the services to or obtain the services from Cantor. All allocations and estimates in these supplemental consolidated financial statements were based on assumptions that management believes were reasonable under the circumstances.

The accompanying supplemental consolidated financial statements include the accounts of BGC Partners, its majority- and wholly-owned subsidiaries and all variable interest entities for which BGC Partners is the primary beneficiary. Investments in which BGC Partners does not have a controlling interest or is not the primary beneficiary are accounted for under the equity method.

The accompanying supplemental consolidated financial statements reflect the elimination of intercompany transactions and account balances within BGC Partners or businesses transferred to BGC Partners.

2. Summary of Significant Accounting Policies

Use of Estimates:    The preparation of the accompanying supplemental consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of the assets and liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities in these supplemental consolidated financial statements. Management believes that the estimates utilized in preparing these supplemental consolidated financial statements are reasonable and prudent. Estimates, by their nature, are based on judgment and available information. Actual results could differ materially from the estimates included in the accompanying supplemental consolidated financial statements.

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

Revenue Recognition:    BGC Partners derives its revenues primarily through commissions from brokerage services, the spread between the buy and sell prices on matched principal transactions, fees from certain information products, fees for the provision of certain software solutions and fees from related parties.

Commissions:    Commission revenues are derived from agency brokerage transactions, whereby the Combined Company connects buyers and sellers in the over-the-counter (“OTC”) and exchange markets and assists in the negotiation of the price and other material terms of transactions. Commission revenues and the related expenses are recognized on a trade-date basis.

Principal Transactions:    Principal transaction revenues are primarily derived from matched principal transactions, whereby the Combined Company simultaneously agrees to buy securities from one customer and sell them to another customer. A very limited number of trading businesses are allowed to enter into unmatched principal transactions to facilitate a customer’s execution needs for transactions initiated by such customers, or for the purpose of proprietary trading. Revenues earned from principal transactions represent the spread between the buy and sell price of the brokered security, commodity or derivative. Principal transaction revenues and related expenses are recognized on a trade-date basis. Positions held as part of a principal transaction are marked to market on a daily basis.

Market Data:    Market data revenues primarily consist of subscription fees and fees from customized one-time sales provided to customers either directly or via third-party vendors. Market data revenues are recognized ratably over the contract term, except for revenues derived from customized one-time sales, which are recognized as services are rendered.

Software Solutions fees:    Pursuant to various services agreements, BGC Partners receives up-front and/or periodic fees for the use of the eSpeed technology platform. Such fees are deferred, and included in the accompanying Supplemental Consolidated Statements of Financial Condition as “Deferred income”, and recognized as revenue ratably over the term of the licensing agreement or over the period in which such fees are earned. The Combined Company also receives fees for its front-end trading software and patent licenses. Such fees are recognized as income ratably over the license period.

Fees from Related Parties:    Fees from related parties primarily consist of allocations for back office services provided to Cantor and its affiliates including occupancy of office space, utilization of fixed assets, accounting, operations, human resources and legal services and information technology. Revenues are recognized as earned on an accrual basis.

Cash and Cash Equivalents:    The Combined Company considers all highly liquid investments with original maturity dates of 90 days or less at the date of acquisition, other than those used for trading purposes, to be cash equivalents.

Cash Segregated Under Regulatory Requirements:    Cash segregated under regulatory requirements represents funds received in connection with customer activities that the Combined Company is obligated to segregate or set aside to comply with regulations mandated by the Financial Services Authority in the U.K. (the “FSA”) that have been promulgated to protect customer assets.

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

Restricted Cash:    The Combined Company’s restricted cash consists of $2.6 million which has been placed in an escrow account, classified as “Other assets” on the accompanying Supplemental Consolidated Statements of Financial Condition, pending the resolution of a legal matter related to the acquisition of ECCO, LLC.

Securities Purchased under Agreements to Resell:    Securities purchased under agreements to resell (“reverse repurchase agreements”) are accounted for as collateralized financing transactions and are recorded at the contractual amount for which the securities will be resold, including accrued interest. It is the policy of the Combined Company to obtain possession of collateral with a market value equal to or in excess of the principal amount loaned under reverse repurchase agreements. Collateral is valued daily and the Combined Company may require counterparties to deposit additional collateral or return collateral pledged when appropriate. Certain of the Combined Company’s reverse repurchase agreements are with Cantor (see Note 10, Related Party Transactions, for more information regarding these agreements).

Securities Sold under Agreements to Repurchase:    Securities sold under agreements to repurchase (“repurchase agreements”) are accounted for as collateralized financing transactions and are recorded at the contractual amount for which the securities will be repurchased, including accrued interest. BGC Partners is generally required to provide collateral with a market value equal to or in excess of the principal amount borrowed under repurchase agreements.

Securities Owned:    Securities owned are comprised of positions held in connection with customer facilitation and liquidity trading. Securities owned are classified as trading and are marked to market daily based on current listed market prices or broker quotes with the resulting gains and losses included in operating income in the current period. Unrealized and realized gains/losses from securities owned in connection with customer facilitation and liquidity trading are included as part of “Principal transactions” on the accompanying Supplemental Consolidated Statements of Operations.

Marketable Securities:    Marketable securities are comprised of securities held for investment purposes and are accounted for in accordance with the provision of SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities. The Combined Company has evaluated its investment policies and determined that all of its investment securities are to be classified as available-for-sale and reported at fair value. Unrealized gains and losses are reported as a component of “Other comprehensive income (loss)” on the accompanying Supplemental Consolidated Statement of Financial Condition.

The Combined Company can pledge securities it owns in order to satisfy deposit requirements at various exchanges or clearing organizations, to collateralize secured short-term borrowings to finance inventory positions and to collateralize securities lending arrangements.

Receivables from and Payables to Brokers, Dealers, Clearing Organizations, Customers and Related Broker-Dealers:    Receivables from and payables to brokers, dealers, clearing organizations, customers and related broker-dealers primarily represent principal transactions which have not settled as of their stated settlement dates, cash held at clearing organizations and exchanges to facilitate settlement and clearance of matched principal transactions, and spreads on matched principal transactions that have not yet been remitted from/to clearing organizations and exchanges. Also included are amounts related to open derivative contracts

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

executed on behalf of BGC Partners customers. A portion of the unsettled principal transactions and open derivative contracts that constitute receivables from and payables to brokers, dealers, clearing organizations, customers and related broker-dealers are with related parties (see Note 10, Related Party Transactions, for more information regarding these receivables and payables).

Accrued Commissions Receivable:    Accrued commissions receivable represent amounts due from brokers, dealers, banks and other financial and non-financial institutions for the execution of securities, foreign exchange and derivative agency transactions. Accrued commissions receivable are presented net of allowance for doubtful accounts of approximately $1.1 million and $0.8 million as of December 31, 2007 and 2006, respectively. The allowance is based on management’s estimate and is reviewed periodically based on the facts and circumstances of each outstanding receivable.

Forgivable Loans and Other Receivables from Employees:    Forgivable loans and other receivables from employees primarily consist of loan contracts between the Combined Company and employees that provide for the return of the loan if employment is terminated prior to the expiration of the contract. The forgivable loans are stated at historical value net of amortization, which is calculated using the straight-line method over the term of the contract, which is generally two or three years. Also included in “Forgivable loans and other receivables” on the accompanying Supplemental Consolidated Statements of Operations are advances on bonuses and salaries and other loan contracts that the Combined Company may, from time to time, execute with employees. The Combined Company expects to fully recover the forgivable loans if employees terminate their employment prior to the expiration of the contract, and expects to fully recover other advances and loans as agreed under the contracts. As such, the Combined Company does not have an allowance related to forgivable loans and other receivables from employees (see Note 10, Related Party Transactions, for more information regarding these loans and other receivables).

Fixed Assets:    Fixed assets are carried at cost net of accumulated depreciation and amortization. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. Internal and external direct costs of developing applications and obtaining software for internal use are capitalized and amortized over three years. Computer equipment is depreciated over three to five years. Leasehold improvements are depreciated over the shorter of their estimated economic useful lives or the remaining lease term. Routine repairs and maintenance are expensed as incurred. When fixed assets are retired or otherwise disposed of, the related gain or loss is included in operating income. The Combined Company has asset retirement obligations related to certain of its leasehold improvements, which it accounts for using the guidance in SFAS No. 143, Accounting for Asset Retirement Obligations which requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement cost is capitalized as part of the carrying amount of the long-lived asset. The liability is discounted and accretion expense is recognized using the long-term composite risk-free interest rate in effect when the liability was initially recognized.

Investments:    The Combined Company’s investments in which it does not have a controlling interest or is not the primary beneficiary are accounted for under the equity method. The Combined Company’s supplemental consolidated financial statements include the accounts of the Combined Company and its wholly-owned subsidiaries. The Combined Company’s policy

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

is to consolidate all entities of which it owns more than 50% unless it does not have control over the entity. In accordance with Financial Accounting Standards Board (“FASB”) Interpretation No. 46R, Consolidation of Variable Interest Entities, the Combined Company would also consolidate any variable interest entities (“VIEs”) of which it is the primary beneficiary. The Combined Company is currently not the primary beneficiary of any such entities and therefore does not include any VIEs in its consolidated financial statements.

Long-Lived Assets:    The Combined Company periodically evaluates potential impairment of long-lived assets and amortizable intangibles, when a change in circumstances occurs, by applying the concepts of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets and assessing whether the unamortized carrying amount can be recovered over the remaining life through undiscounted future expected cash flows generated by the underlying assets. If the undiscounted future cash flows were less than the carrying value of the asset, an impairment charge would be recorded. The impairment charge would be measured as the excess of the carrying value of the asset over the present value of estimated expected future cash flows using a discount rate commensurate with the risks involved. The Combined Company concluded that there was no impairment of its long-lived assets for the years ended December 31, 2007, 2006 and 2005.

Goodwill and Intangible Assets:    Goodwill is the excess of the purchase price over the fair value of identifiable net assets acquired in business combinations accounted for as a purchase. As prescribed in SFAS No. 142, Goodwill and Other Intangible Assets, goodwill and other indefinite lived intangible assets are no longer amortized, but instead are periodically tested for impairment. BGC Partners reviews goodwill and other indefinite lived intangible assets for impairment on an annual basis during the fourth quarter of each fiscal year or whenever an event occurs or circumstances change that could reduce the fair value of a reporting unit below its carrying amount. The Combined Company performed impairment evaluations for the years ended December 31, 2007, 2006 and 2005, and concluded that there was no impairment of its goodwill or indefinite lived intangible assets.

Intangible assets with definite lives are amortized on a straight-line basis over their estimated useful lives. Definite lived intangible assets arising from business acquisitions include customer relationships, internally developed software, covenants not to compete and trademarks. Also included in the definite lived intangible assets are purchased patents. The costs of acquired patents are amortized over a period not to exceed 17 years or the remaining life of the patent, whichever is shorter, using the straight-line method.

Income Taxes:    The Combined Company accounts for income taxes using the asset and liability method pursuant to SFAS No. 109, Accounting for Income Taxes (“SFAS 109”). Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the supplemental consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Certain of the Combined Company’s entities are taxed as U.S. partnerships and are subject to the Unincorporated Business Tax (“UBT”) in the City of New York. Therefore, the tax liability or benefit related to the partnership’s income or loss except for UBT rests with the partners, rather than the partnership entity. As such, the partners’ liability or benefit is not reflected in the Combined Company’s supplemental consolidated financial statements. Certain of the operations that will be contributed to the Combined Company by Cantor, including the BGCantor Market Data division and the North American futures business, are part of partnerships that are subject to the UBT.

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

Therefore the Combined Company has calculated taxes for these operations as if they were organized as partnerships subject to the UBT. The tax related assets, liabilities, provisions or benefits included in the Combined Company’s supplemental consolidated financial statements also reflect the results of the entities that are taxed as corporations, either in the U.S. or in foreign jurisdictions.

In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in an income tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 was effective for the Combined Company as of January 1, 2007. The adoption of FIN 48 did not have a material impact on the Combined Company’s supplemental consolidated financial condition, results of operations or cash flows (see Note 14, Income Taxes, for more information regarding the impact of adopting FIN 48).

The Combined Company files income tax returns in the United States federal jurisdiction and various state, local and foreign jurisdictions. The Combined Company is no longer subject to United States federal, state, local or non-U.S. income tax examination by tax authorities for the years prior to 2003, 1999 and 2000, respectively.

Stock-Based Compensation:    Prior to January 1, 2006, the Combined Company accounted for stock-based compensation under the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (“APB 25”) and related interpretations, as permitted by SFAS No. 123, Accounting for Stock-Based Compensation (“SFAS 123”).

Effective January 1, 2006, the Combined Company adopted the fair value recognition provisions of SFAS No. 123R, Share-Based Payment (“SFAS 123R”), using the modified prospective method.

Partnership Units:    Partnership units are accounted for as liability awards and the Combined Company is required to record an expense for the liability awards at fair value each reporting period. The change in fair value of that liability of Cantor is reflected as non-cash stock-based compensation expense in the Combined Company’s Supplemental Consolidated Statement of Operations. In addition, quarterly distributions on such grant units are included in the Combined Company’s compensation expense as a non-cash charge. Under APB 25, the Combined Company did not record compensation expense for the quarterly distribution of net income by Cantor for the grant unit awards. These distributions were recorded as reductions to members’ equity.

Stock Option Programs:    Under the modified prospective method, stock-based compensation expense recognized during the period is based on the value of the portion of stock-based payment awards that is ultimately expected to vest. The grant-date fair value of stock-based payments is amortized to expense ratably over the awards’ vesting periods. SFAS 123R also requires that the Combined Company record an expense for the change in the fair value of the liability awards for each reporting period and that the change in fair value be reflected as stock- based compensation expense in the Combined Company’s Supplemental Consolidated

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

Statements of Operations. As stock-based compensation expense recognized in the Supplemental Consolidated Statements of Operations for the years ended December 31, 2007, 2006 and 2005 is based on awards ultimately expected to vest, it has been reviewed for estimated forfeitures. SFAS 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. In the pro forma information required under SFAS No. 148, Accounting for Stock-Based Compensation—Transition, for the periods prior to 2006, the Combined Company accounted for forfeitures as they occurred. Under APB 25, BGC Partners did not record any expense for stock options granted to employees, as all options granted had an exercise price equal to the market value of the underlying common stock on the date of grant.

As a result of adopting SFAS 123R on January 1, 2006, the Combined Company’s income before income taxes and net income for the year ended December 31, 2006 decreased approximately $0.6 million and $0.4 million, respectively, as compared with accounting for stock-based compensation under APB 25. The after-tax impact of stock-based compensation recorded pursuant to SFAS 123R resulted in $0.01 less in basic net income per share and no change in diluted net income per share for the year ended December 31, 2006.

Prior to the adoption of SFAS 123R, the Combined Company’s reported all tax benefits for deductions resulting from the exercise of stock options as operating cash flows in the Supplemental Consolidated Statements of Cash Flows. SFAS 123R requires that cash flows resulting from the tax benefits to be realized in excess of the compensation expense recognized in the Supplemental Consolidated Statements of Operations before considering the impact of stock options that expire unexercised or forfeited (the “excess tax benefit”) be classified as financing cash flows. The excess tax benefit of approximately $11,000 currently classified as a financing cash inflow for the year ended December 31, 2006 would have been classified as an operating cash inflow if the Combined Company had not adopted SFAS 123R.

The following table illustrates the effect on net loss and net loss per share if the Combined Company had applied, in its Supplemental Consolidated Statement of Operations, the fair value recognition provisions of SFAS 123 to options granted under the Combined Company’s stock option plan for the year ended December 31, 2005. For purposes of this pro forma disclosure, options granted subsequent to December 31, 2005 are not considered, the value of the options is estimated using a Black-Scholes option-pricing formula and the expense is amortized ratably over the options’ vesting periods (in thousands, except for per share amounts):

Year Ended December 31, 2005
Net loss as reported	$(74,680)
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards granted, net of $4,526 of taxes for the year ended December 31, 2005.	(8,828)

Net loss, pro forma	$(83,508)

Loss per share
Basic—as reported	$(0.40)
Basic—pro forma	$(0.45)
Diluted—as reported	$(0.40)
Diluted—pro forma	$(0.45)

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

Foreign Currency Transactions:    The functional currency for the Combined Company’s non-U.S. based operations is the U.S. dollar. Revenues and expenses of the Combined Company’s foreign subsidiaries are remeasured at the average rates of exchange for the period, and assets and liabilities are remeasured at end-of-month rates of exchange. Gains or losses resulting from these foreign currency remeasurements are included as part of “Other revenues” on the accompanying Supplemental Consolidated Statements of Operations.

Derivative Financial Instruments:    Derivative contracts are instruments, such as futures, forwards or swaps contracts that derive their value from underlying assets, indices, reference rates or a combination of these factors. Derivative instruments may be listed and traded on an exchange, or they may be privately negotiated contracts, which are often referred to as OTC derivatives. Derivatives may involve future commitments to purchase or sell financial instruments or commodities, or to exchange currency or interest payment streams. The amounts exchanged are based on the specific terms of the contract with reference to specified rates, securities, commodities, currencies or indices.

The accounting for derivative contracts is established in SFAS No. 133, as amended, Accounting for Derivative Instruments and Hedging Activities (“SFAS 133”). SFAS 133 requires that an entity recognize all derivative contracts as either assets or liabilities in the Supplemental Consolidated Statements of Financial Condition and measure those instruments at fair value. The fair value of all derivative contracts is recorded on a net-by-counterparty basis on the accompanying Supplemental Consolidated Statements of Financial Condition where management believes a legal right of setoff exists under an enforceable netting agreement.

New Accounting Pronouncements:

SFAS No. 157:    In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 clarifies that fair value is the amount that would be exchanged to sell an asset or transfer a liability, in an orderly transaction between market participants. SFAS 157 nullifies the consensus reached in EITF Issue No. 02-3 prohibiting the recognition of day one gain or loss on derivative contracts where the firm cannot verify all of the significant model inputs to observable market data and verify the model to market transactions. However, SFAS 157 requires that a fair value measurement technique include an adjustment for risks inherent in a particular valuation technique (such as a pricing model) and/or the risks inherent in the inputs to the model, if market participants would also include such an adjustment. In addition, SFAS 157 prohibits the recognition of block discounts for large holdings of unrestricted financial instruments where quoted prices are readily and regularly available in an active market. The provisions of SFAS 157 are to be applied prospectively, except for changes in fair value measurements that result from the initial application of SFAS 157 to existing derivative financial instruments measured under EITF Issue No. 02-3, existing hybrid instruments measured at fair value, and block discounts, which are to be recorded as an adjustment to opening retained earnings in the year of adoption. SFAS 157 is effective for the Combined Company as of January 1, 2008. The adoption of SFAS No.157 did not have a material impact on the Combined Company’s consolidated financial condition, results of operations or cash flows.

SFAS No. 159:    In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities (“SFAS 159”). SFAS 159 provides companies with an option to

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

report selected financial assets and liabilities at fair value, and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 is effective for the Combined Company as of January 1, 2008. The adoption of SFAS No. 159 did not have a material impact on the Combined Company’s supplemental consolidated financial condition, results of operations or cash flows.

SFAS No. 141(R):    In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (“SFAS 141(R)”). SFAS 141(R) replaces SFAS 141, Business Combinations. SFAS 141(R) retains the fundamental requirements in SFAS 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141(R) amends the recognition provisions for assets and liabilities acquired in a business combination, including those arising from contractual and noncontractual contingencies. SFAS 141(R) also amends the recognition criteria for contingent consideration. SFAS 141(R) is effective for the Combined Company as of January 1, 2009. Early adoption is not permitted. The Combined Company is currently evaluating the potential impact of adopting SFAS 141(R) on its supplemental consolidated financial statements.

SFAS 160:    In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interest in Consolidated Financial Statements—an amendment to ARB No. 51 (“SFAS 160”). SFAS 160 amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary, a parent’s ownership interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the supplemental consolidated financial statements. SFAS 160 also requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the supplemental consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. SFAS 160 is effective for the Combined Company as of January 1, 2009. Early adoption is not permitted. The Combined Company is currently evaluating the potential impact of adopting SFAS 160 on its supplemental consolidated financial statements.

SAB No 110:    In December 2007, the SEC staff issued Staff Accounting Bulletin No. 110 (“SAB 110”). SAB 110 expresses the views of the staff regarding the use of a ‘simplified’ method, as discussed in SAB 107, in developing an estimate of expected term of “plain vanilla” share options in accordance with SFAS 123R. In particular, the staff indicated in Staff Accounting Bulletin No. 107 that it will accept a company’s election to use the simplified method, regardless of whether the company has sufficient information to make more refined estimates of expected term. In SAB 110, the staff expressed an opinion that it will continue to accept, under certain circumstances, the use of simplified method beyond December 31, 2007.

3. Financial Instruments and Off-Balance Sheet Risks

Market Risk

Market risk refers to the risk that a change in the level of one or more market prices, rates, indices or other factors will result in losses for a specified position. BGC Partners holds securities, derivatives and equity investments which are recorded as assets on the

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

accompanying Supplemental Consolidated Statement of Financial Condition. BGC Partners is exposed to the risk that securities prices may fluctuate. BGC Partners holds derivative contracts and faces potential market risks related to fluctuations in the interest rates and foreign exchange rates that those derivative contracts are tied to.

Fair Value

Substantially all of BGC Partners’ financial instruments are carried at fair value or amounts which approximate fair value. The fair values of BGC Partners’ financial instruments are based on listed market prices or broker quotes. Changes in the fair value of BGC Partners’ financial instruments are recorded in the Combined Company’s earnings. Declines in the fair market value of the Combined Company’s financial instruments impact its earnings and could have a material impact on the Combined Company’s supplemental consolidated financial condition, results of operations and/or cash flows.

Counterparty Credit Risk

Credit risk arises from the possibility that a counterparty to a transaction might fail to perform its contractual obligations, which could result in BGC Partners incurring losses. As a securities broker and dealer, BGC Partners is engaged in various securities trading and brokerage activities, servicing a diverse group of domestic and foreign corporations, governments and institutional investors. A substantial portion of BGC Partners transactions are fully collateralized and are executed with, and on behalf of, institutional investors including major brokers and dealers, money center and other commercial banks, insurance companies, pension plans and other financial institutions. The Combined Company’s exposure to the risk of incurring losses associated with the non-performance of these counterparties in fulfilling their contractual obligations pursuant to securities and currencies transactions can be directly impacted by volatile trading markets, including substantial fluctuations in the volume and price levels of securities and currencies transactions, which may impair the counterparties’ ability to satisfy their obligations to the Combined Company.

The Combined Company has a credit approval process that generally includes verification of key supplemental consolidated financial information and operating data and anti-money laundering verification checks. Credit approval is granted by a Global Credit Committee, which is comprised of senior management representatives across BGC Partners’ legal, risk, finance, operations and compliance departments. Additionally, counterparty activity is monitored daily, and it is the Combined Company’s policy to periodically review the creditworthiness of each counterparty with which it conducts business.

The Combined Company’s principal transactions are cleared through various clearing organizations. These activities may expose the Combined Company to off-balance-sheet risk in the event a customer or other broker is unable to fulfill its contractual obligations and the Combined Company has to purchase or sell the financial instrument underlying the contract at a loss. In the event of non-performance, BGC Partners may seek reimbursement for losses from the contracted counterparty. The Combined Company does not anticipate non-performance by counterparties. The Combined Company monitors its credit risk on a daily basis and has a policy of regularly reviewing the creditworthiness of counterparties with which it conducts business.

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

In 2006, the Combined Company began to allow its customers to transact foreign exchange derivatives contracts on margin. The Combined Company requires cash collateral for these transactions. In permitting customers to transact on margin, the Combined Company takes the risk of a market decline that would require a customer to alter the amount of collateral to be deposited. The value of cash collateral held at December 31, 2007 and 2006, of $34.5 million and $52.9 million, respectively, was included as part of “Payables to brokers, dealers, clearing organization, customers and related broker-dealers” on the accompanying Supplemental Consolidated Statements of Financial Condition.

Off-Balance Sheet Risk

The Combined Company may be exposed to a risk of loss not reflected on these supplemental consolidated financial statements for certain derivative contracts, including exchange-traded futures and foreign exchange options, which represent obligations of the Combined Company to deliver the specified securities at the contracted price; therefore, these derivative contracts may create a liability to purchase them in the market at prevailing prices. Accordingly, these transactions result in off-balance-sheet risk as the Combined Company’s cost to liquidate such securities and futures and options contracts may exceed the amount reported on the accompanying Supplemental Consolidated Statements of Financial Condition. The majority of the Combined Company’s derivative contracts are short-term in nature.

4. September 11 Events

The Combined Company’s previous headquarters were in the World Trade Center. As a result of the terrorist attack on September 11, 2001, its offices in the World Trade Center were destroyed. At that time, Cantor maintained property and casualty insurance policies with third party insurers and, under its Administrative Services Agreement (“ASA”) with Cantor, the Combined Company was entitled to property and casualty insurance coverage of up to $40.0 million. Cantor received insurance payments related to the September 11 events totaling $45.0 million in 2001 and an additional $21.0 million in 2003. Pursuant to the ASA, the Combined Company received $20.5 million of these insurance proceeds from Cantor in 2001, $3.5 million in 2006 and $1.7 million in 2005. These proceeds were recognized as income in the accompanying Supplemental Consolidated Statements of Operations under the caption “Insurance recovery from related parties.” The lag in timing between Cantor’s receipt of insurance proceeds in 2003 and the Combined Company’s related receipts in 2005 and 2006 was a result of the need to analyze and determine the allocable amounts of such proceeds among Cantor and its related entities pursuant to the ASA. As a result of the September 11 events, fixed assets with a book value of approximately $17.8 million were destroyed. Accordingly, the Combined Company recorded gains related to the receipt of insurance proceeds of $2.7 million in 2001, $3.5 million in 2006 and $1.7 million in 2005. The Combined Company completed the move into its new global headquarters during 2007, completing the replacement of the destroyed assets.

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

5. Fixed Assets

Fixed assets consisted of the following (in thousands):

	December 31,
	2007	2006
Computer and communication equipment	$149,224	$133,113
Computer software	129,847	114,131
Leasehold improvements and other	113,029	97,563

Total gross fixed assets	392,100	344,807
Accumulated depreciation	(254,285)	(209,250)

Fixed assets, net	$137,815	$135,557

Depreciation expense was $38.1 million, $34.8 million and $31.6 million for the years ended December 31, 2007, 2006 and 2005, respectively. Depreciation is included as part of “Occupancy and equipment” on the accompanying Supplemental Consolidated Statements of Operations. Impairment charges of $4.8 million, $1.9 million and $2.4 million were recorded during the years ended December 31, 2007, 2006 and 2005, respectively, related to the evaluation of capitalized software projects for future benefit and for fixed assets no longer in service. Impairment charges related to capitalized software and fixed assets are recorded under the caption “Other expenses” in the accompanying Supplemental Consolidated Statements of Operations.

In accordance with the provisions of Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use (“SOP 98-1”), the Combined Company capitalizes qualifying computer software costs incurred during the application development stage and amortizes them over their estimated useful life of three years on a straight-line basis. During the years ended December 31, 2007, 2006 and 2005, software development costs totaling $21.1 million, $17.2 million and $18.8 million, respectively, were capitalized. For the years ended December 31, 2007, 2006 and 2005, the Combined Company’s Supplemental Consolidated Statements of Operations included $17.0 million, $23.8 million and $20.1 million, respectively, in relation to the amortization of software development costs. The amortization of software development costs for year ended December 31, 2006 included approximately $1.2 million of accelerated amortization due to the anticipated early retirement of certain of the Combined Company’s internally developed software which was replaced in the second quarter of 2006. The years ended December 31, 2007 and 2005 do not include any accelerated amortization charges.

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

6. Securities Owned

The Combined Company allows certain of its brokerage desks to enter into unmatched principal transactions in the ordinary course of business for the purpose of facilitating transactions, adding liquidity, improving customer satisfaction, increasing revenue opportunities, attracting additional order flow and, in a limited number of instances and subject to risk management limits, for the purpose of proprietary trading. Securities owned were $31.7 million at December 31, 2007 and $69.0 million at December 31, 2006 and consisted of the following (in thousands):

	December 31,
	2007	2006
Government debt	$30,511	$8,020
Corporate bonds	—	60,676
Other	1,224	305

	$31,735	$69,001

As of December 31, 2007, the Combined Company had pledged $31.4 million of securities owned as collateral. These securities were pledged to satisfy deposit requirements at various exchanges or clearing organizations. As of December 31, 2006, the Combined Company had pledged $28.2 million of securities owned as collateral; of these pledged securities, $8.0 million was pledged to satisfy deposit requirements at various exchanges or clearing organizations and $20.2 million was used as collateral in Repurchase Agreements.

7. Collateralized Transactions

Reverse Repurchase Agreements and Repurchase Agreements are accounted for as collateralized financing transactions and are recorded at the contractual amount for which the securities will be resold or repurchased, including accrued interest.

For Reverse Repurchase Agreements it is the policy of the Combined Company to obtain possession of collateral with a market value equal to or in excess of the principal amount loaned under Reverse Repurchase Agreements. Collateral is valued daily and the Combined Company may require counterparties to deposit additional collateral or return collateral pledged when appropriate. Certain of the Combined Company’s Reverse Repurchase Agreements are with Cantor (see Note 10, Related Party Transactions, for more information regarding these agreements). As of December 31, 2007, the Combined Company had received government securities as collateral with a fair value of $89.7 million, of which $28.3 million was repledged to exchanges or clearing organizations to fulfill the Combined Company’s deposit requirements. Of the $28.3 million repledged to exchanges or clearing organization, $20.8 million pertained to Reverse Repurchase Agreements was with Cantor. As of December 31, 2006, BGC Partners had received government securities as collateral with a fair value of $34.5 million, of which $29.3 million was repledged to exchanges or clearing organizations to fulfill the Combined Company’s deposit requirements and $5.2 million to collateralize Repurchase Agreements. As of December 31, 2005, the Combined Company had received U.S. Treasury or other fixed income securities as collateral with a fair value of $16.1 million, of which $6.1 million was repledged to exchanges or clearing organizations to fulfill the Combined Company’s deposit requirements.

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

The Combined Company is generally required to provide collateral with a market value equal to or in excess of the principal amount borrowed under Repurchase Agreements. As of December 31, 2007, the Combined Company did not enter into any Repurchase Agreements. As of December 31, 2006, the Combined Company used securities owned and Reverse Repurchase Agreements with a total fair market value of $25.4 million to collateralize the Repurchase Agreements. As of December 31, 2005, the Combined Company did not enter into any Repurchase Agreements.

8. Receivables from and Payables to Brokers, Dealers, Clearing Organizations, Customers and Related Broker-Dealers

Receivables from and payables to brokers, dealers, clearing organization, customers and related broker-dealers primarily represent amounts due for undelivered securities and amounts related to open derivative contracts, cash held at clearing organizations and exchanges to facilitate settlement and clearance of matched principal transactions, and spreads on matched principal transactions that have not yet been remitted from/to clearing organizations and exchanges.

The receivables from and payables to brokers, dealers, clearing organizations, customers and related broker-dealers consisted of the following (in thousands):

	December 31,
	2007	2006
Receivables from brokers, dealers, clearing organizations, customers and related broker-dealers:
Contract value of fails to deliver	$93,146	$266,770
Net pending trades	—	10,115
Open derivative contracts	23,094	43,635
Receivables from clearing organizations	81,574	95,027
Other receivables from brokers, dealers and customers	23,265	37,378

Total	$221,079	$452,925

Payables to brokers, dealers, clearing organizations, customers and related broker-dealers:
Contract value of fails to receive	$88,873	$246,005
Net pending trades	56,231	—
Open derivative contracts	23,450	44,431
Payables to clearing organizations	23,747	30,985
Other payables to brokers, dealers and customers	78,164	89,413

Total	$270,465	$410,834

A portion of these receivables and payables is with Cantor (see Note 10, Related Party Transactions, for additional information related to these receivables and payables).

Substantially all open fail to deliver and fail to receive transactions as of December 31, 2007 have subsequently settled at the contracted amounts.

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

9. Derivatives

The Combined Company has both OTC and exchange-traded derivative contracts. These derivative contracts primarily consist of bond futures, commodities, interest rate and foreign exchange futures, options, forwards and swaps. The Combined Company enters into derivative contracts to facilitate client transactions, to hedge principal positions and to facilitate hedging activities of affiliated companies. The Combined Company’s open derivative contracts are recognized at the fair value of the related assets and liabilities as part of “Receivables from and payables to brokers, dealers, clearing organizations, customers and related broker-dealers” on the accompanying Supplemental Consolidated Statements of Financial Condition.

Fair values of the Combined Company’s derivative contracts are determined from quoted market prices or other public price sources. The Combined Company does not designate any of its derivative contracts as hedges for accounting purposes. The change in fair value of derivative contracts is reported as part of “Principal transactions” on the accompanying Supplemental Consolidated Statements of Operations.

The fair value of derivative financial instruments, computed in accordance with the Combined Company’s netting policy, is set forth below (in thousands):

	December 31, 2007		December 31, 2006
	Assets	Liabilities	Assets	Liabilities
Forward settlement contracts	$110	$98	$5,367	$5,337
Swap agreements	22,503	22,975	37,359	37,584
Futures	328	224	280	72
Option contracts	153	153	629	1,438

Total	$23,094	$23,450	$43,635	$44,431

BGC’s transactions with off-balance-sheet risk are primarily short-term in duration. At December 31, 2007 and December 31, 2006, the notional amounts of derivative instruments used for trading purposes were $2.2 billion and $3.1 billion, respectively. These contracts had remaining maturities of less than one year.

A portion of the BGC’s derivative contracts is with Cantor. The fair value of derivative financial instruments with Cantor is set forth below (in thousands):

	December 31, 2007		December 31, 2006
	Assets	Liabilities	Assets	Liabilities
Forward settlement contracts	$78	$—	$5,282	$5,314
Swap agreements	3,282	4,734	7,684	7,823
Futures	328	224	9	2

Total	$3,688	$4,958	$12,975	$13,139

At December 31, 2007 and December 31, 2006, the notional amounts outstanding for derivative contracts with Cantor totaled $933.5 million and $252.3 million, respectively.

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

The following table summarizes the credit quality of BGC’s trading-related derivatives by showing counterparty credit ratings, excluding derivative contracts with Cantor, for the replacement cost of contracts in a gain position at December 31, 2007.

Rating(a)	Net Replacement Cost (in thousands)
A	$18,600
Other(b)	20,536

(a)	Credit ratings based on Standard & Poor’s.
(b)	“Other” indicates counterparties for which no credit rating was available from an independent third-party source. It does not necessarily indicate that the counterparties’ credit is below investment grade.

10. Related Party Transactions

The Combined Company provides certain administrative support services to Cantor and its affiliates and Cantor provides certain administrative services to us. In addition, Cantor provides certain introducing, clearing and settlement services to the Combined Company and the Combined Company may provide clearing and execution services to Cantor in the future.

Since Cantor holds a significant interest in the Combined Company, such transactions among and between the Combined Company and Cantor are on a basis that might not be replicated if such services or revenue sharing arrangements were between, or among, unrelated parties.

Administrative Services Agreement

In the United States, Cantor provides the Combined Company with administrative services and other support for which Cantor charges the Combined Company based on the cost to Cantor of providing such services. Such support includes allocations for occupancy of office space, utilization of fixed assets and accounting, operations, human resources and legal services.

Throughout Europe and Asia, the Combined Company provides Cantor with administrative services and other support for which the Combined Company charges Cantor based on the cost of providing such services plus a mark-up currently at 7.5%. Such support includes allocations for occupancy of office space, utilization of fixed assets, accounting, operations, human resources and legal services. In the UK, the Combined Company provides these services to Cantor through Tower Bridge International Services L.P. (“Tower Bridge”). The Combined Company established Tower Bridge on December 21, 2006 and as of the beginning of January 2007, transferred all of its current U.K. administrative employees and operations to Tower Bridge. The Combined Company owns 52% of the Tower Bridge and consolidates it. Cantor owns 48%. The Combined Company recognizes minority interest for the investment held by Cantor.

In addition, the Combined Company, through its eSpeed brand, provides Cantor with network, data center and other technology services.

For the years ended December 31, 2007, 2006 and 2005, the Combined Company recognized related party revenues of $53.8 million, $28.6 million and $15.2 million, respectively. These revenues are included as part of “Fees from related parties” on the accompanying Supplemental

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

Consolidated Statements of Operations. At December 31, 2007 minority interest for Cantor’s share of the cumulative net income in Tower Bridge was $2.4 million. Cantor’s minority interest is included as part of “Minority interest” on the accompanying Supplemental Consolidated Statements of Financial Condition.

The services provided under various administrative services agreements by Cantor to the Combined Company, and by the Combined Company to Cantor, are related party services because Cantor controls the Combined Company. As a result, the amounts charged for services under these agreements may be higher or lower than amounts that would be charged by third parties if BGC Partners did not obtain such services from Cantor. The cost of these services is not determinable on a stand-alone basis.

The Combined Company has payables to related parties which represent amounts due to Cantor for administrative services and other support provided, and amounts payable for net assets transferred from Cantor. The Combined Company also has receivables from related parties which represent uncollateralized advances and amounts due from affiliates as reimbursement for support and technology services provided. The Combined Company has outstanding receivables from related parties as of December 31, 2007 and 2006 of $131.8 million and $183.0 million, respectively, and payables to related parties as of December 31, 2007 and 2006 of $139.5 million and $115.1 million, respectively.

Receivables from and Payables to Brokers, Dealers, Clearing Organizations, Customers and Related Broker-Dealers

In Europe and in the U.S., the Combined Company executes trades on behalf of its customers for financial futures products. These products trade and are settled on the CME and the CBOT. As the Combined Company entity is a clearing member of either futures exchange, the executed transactions are cleared and settled on behalf of the Combined Company customers by Cantor. Additionally, in the U.S., equity and corporate and mortgage-backed debt securities brokered by the Combined Company are cleared and settled by Cantor.

In the U.K., the Combined Company acts as the intermediary for derivative trades between Cantor and its affiliates and various securities exchanges, including Eurex and LCM (LIFFE/LME) clearing organizations. The Combined Company has memberships in these exchanges and places the trades at the exchanges on behalf of Cantor and its affiliates.

Amounts due from or to Cantor for undelivered securities or open derivative contracts are included as part of “Receivables from and payables to brokers, dealers, clearing organizations, customers and related broker-dealers” on the accompanying Supplemental Consolidated Statements of Financial Condition. As of December 31, 2007, 2006 and 2005, the Combined Company had receivables from Cantor of $3.7 million and $13.0 million, respectively. Additionally, as of December 31, 2007 and 2006, the Combined Company had payables to Cantor of $5.0 million and $13.1 million, respectively.

Forgivable Loans and Other Receivables from Employees

The Combined Company has entered into various agreements with certain of its employees whereby these employees receive forgivable loans. As of December 31, 2007 and 2006, the

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

unamortized balance of these forgivable loans was $55.8 million and $46.1 million, respectively. Amortization expense for these forgivable loans for the years ended December 31, 2007, 2006 and 2005 was $34.4 million, $37.2 million and $28.4 million, respectively. Amortization expense for forgivable loans is included as part of “Compensation and employee benefits” on the accompanying Supplemental Consolidated Statements of Operations.

Additionally, from time to time, the Combined Company enters into agreements with employees whereby they grant bonus and salary advances or other types of loans that are non-forgivable. These advances and loans are repayable to the Combined Company in the timeframes outlined in the underlying agreements. As of December 31, 2007 and 2006, the balance of these advances and non-forgivable loans was $7.5 million and $7.0 million, respectively. These advances and non-forgivable loans are included as part of “Forgivable loans and other receivables from employees” on the accompanying Supplemental Consolidated Statements of Financial Condition.

Securities Purchased Under Agreements to Resell

From time to time, the Combined Company enters into overnight Reverse Repurchase Agreements with Cantor, whereby the Combined Company receives government or eligible equity securities as collateral. As of December 31, 2007 and 2006, BGC Partners had $140.7 million and $186.2 million, respectively, of Reverse Repurchase Agreements with Cantor, of which the fair value of the collateral received from Cantor was $143.2 million and $198.2 million, respectively.

Related Party Loan from Cantor

As described above the Combined Company currently enters into Reverse Repurchase Agreements with Cantor and its affiliates as short-term investments as part of its overall cash management strategy. As an alternative to its policy of investing its cash in Reverse Repurchase Agreements with Cantor, on July 26, 2007, the Combined Company entered into a Secured Promissory Note and Pledge Agreement (the “Secured Loan”) with Cantor in which the Combined Company agreed to lend to Cantor up to $100 million (the “Secured Loan Amount”) on a secured basis from time to time. The Secured Loan was guaranteed by a pledge of eSpeed Class A common stock or Class B common stock owned by Cantor equal to 125% of the outstanding Secured Loan Amount, as determined on a next day basis. The Secured Loan bears interest at the market rate for equity repurchase agreements plus 0.25% and is payable on demand. The Secured Loan was approved by the Combined Company’s Audit Committee. At December 31, 2007, the outstanding balance of the Secured Loan was $65.0 million. Cantor paid the Combined Company interest income of approximately $1.5 million. As of March 14, 2008, the outstanding balance of the Secured Loan was $0.

Notes Payable

BGC Partners had various notes payable outstanding to Cantor at December 31, 2007 and 2006 (see Note 13, Long-Term Notes to Related Parties, for more information regarding these loans).

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

Partnership Units

Cantor provides awards to certain employees of the Combined Company in the form of grant units in Cantor (“grant units”). Grant units entitle the employees to participate in quarterly distributions of Cantor’s net income and to receive certain post-termination payments. Grant units awarded to employees of the Combined Company in 2005 generally vested immediately upon receipt by the employee. Grant units awarded to employees of the Combined Company in 2006 and 2007 generally vest over a four-year period. (See Note 17, Stock-Based Compensation, for more information regarding the Combined Company’s treatment of the grant units).

11. Investments and Joint Venture

Investments consisted of the following (in thousands):

	December 31,
	2007	2006
Freedom International Brokerage	$9,913	$9,776
Aqua Securities, L.P.	1,529	—
EIP Holdings	819	734
Tradespark	3	3

Total investments	$12,264	$10,513

Freedom

The Combined Company formed a limited partnership (the “Freedom LP”) to acquire an interest in Freedom International Brokerage (“Freedom”), a Canadian government securities broker-dealer and Nova Scotia unlimited liability company. The Combined Company contributed 414,357 shares of its Class A common stock, valued at approximately $9.3 million, to the Freedom LP, which entitles the Combined Company to 100.0% of the equity and cumulative profits of the Freedom LP. The Freedom LP exchanged the 414,357 shares for a 66.7% interest in Freedom. The Combined Company consolidates the Freedom LP. As of December 31, 2007 and 2006, the Combined Company’s investment in the Freedom LP was $9.9 million and $9.8 million, respectively.

The Combined Company has also entered into a technology services agreement with Freedom pursuant to which the Combined Company provides the technology infrastructure for the transactional and technology related elements of Freedom’s marketplace as well as certain other services in exchange for specified percentages of transaction revenues from the marketplace. In general, if a transaction is fully electronic, the Combined Company receives 65% of the aggregate transaction revenues and Freedom receives 35% of the transaction revenues. For a period of four years beginning on July 1, 2006, Freedom may deduct the amount of its brokerage commissions (up to a 45% payout) from gross electronic transaction services revenue prior to the 65%/35% split between the Combined Company and Freedom. If Freedom provides voice-assisted brokerage services with respect to a transaction, then the Combined Company receives 35% of the revenues and Freedom receives 65% of the revenues.

For the years ended December 31, 2007, 2006 and 2005 the Freedom LP’s share of Freedom’s net income (loss) was approximately $0.1 million, $0.1 million and $(0.1) million,

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

respectively. The Combined Company’s share of Freedom’s income and losses is included as part of “Other revenues” on the accompanying Supplemental Consolidated Statements of Operations.

Tradespark

The Combined Company has a 15% investment in EIP Holdings, LLC (“EIP Holdings”), which in turn has a 99.5% investment in TradeSpark, L.P. (“TradeSpark”), a voice brokerage business in certain energy products. Cantor has an 85% investment in EIP Holdings. The Combined Company’s net income (loss) from its investment in TradeSpark, through both direct and indirect investments, totaled approximately $85,000, $27,000, and $6,000 for the years ended December 31, 2007, 2006 and 2005, respectively, and is included under the caption “Other expenses” in the accompanying Supplemental Consolidated Statements of Operations.

Tokyo Venture

As part of the Combined Company’s acquisition of Maxcor Financial Group, Inc. (“Euro Brokers”) in May 2005, it acquired Euro Brokers Switzerland SA (“EBS”), a subsidiary of Euro Brokers. In July 2001, EBS entered into a Silent Partnership Agreement (the “Tokyo Venture”) and an Amended and Restated Business Alliance Agreement with Nittan Capital Group Limited and other entities in the Nittan Group (“Nittan”). Under the terms of those Agreements, EBS invested $0.2 million in the Tokyo Venture in return for 57.25% of its profits (and losses). The Combined Company accounts for its share of the results of operations of the Tokyo Venture as part of “Other revenues” on the accompanying Supplemental Consolidated Statements of Operations as non-equity income or loss for contractual arrangements.

On February 6, 2006, EBS gave notice of termination of the Agreements and side letters to Nittan. The date of termination is in dispute. The Tokyo Venture is currently subject to litigation, which the Combined Company does not believe will be material to its consolidated financial condition, results of operations or cash flows.

Aqua Securities, L.P.

In October 2007, the Combined Company spun off the Company’s former eSpeed Equities Direct business to form Aqua Securities, LP (“Aqua”), an alternative electronic trading platform which offers new pools of block liquidity to the global equities markets. Aqua is 51% owned by Cantor and 49% owned by the Combined Company. Both companies collectively have contributed financial, professional, and technology assets to the new venture, which will include all of the Combined Company’s former equities order routing business. In June 2007, the Combined Company contributed to Aqua $0.7 million cash and technology assets with a net book value of approximately $0.6 million. During the fourth quarter, Aqua received certain Financial Industry Regulatory Authority (“FINRA”) approvals. With that, the Combined Company further contributed to Aqua $0.6 million cash and technology assets with a net book value of approximately $0.5 million. For the year ended December 31, 2007, the Combined Company’s share of Aqua’s net loss was approximately $0.9 million, and is included under the caption “Other expenses” in the accompanying Supplemental Consolidated Statements of Operations. In January 2008, the Combined Company further contributed to Aqua approximately $1.0 million in cash.

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

ESX Futures, L.P.

On December 21, 2007, the Combined Company and 11 other leading financial institutions announced the formation of a limited partnership that will establish a fully electronic futures exchange. The Combined Company will hold an approximately 25% interest in the exchange’s operating limited partnership, ESX Futures, L.P. and its holding company general partner, ESX Futures Holdings, LLC (combined “ELX”). Assuming the Combined Company maintains its present ownership percentage, it will be entitled to approximately 25% of distributions from each entity. The Combined Company has also entered into a technology services agreement with ELX pursuant to which the Combined Company will provide software development, software maintenance, customer support, infrastructure and internal technology services to support the new exchange’s electronic trading platform. Operations will commence sometime in 2008.

12. Goodwill and Other Intangible Assets

During 2007, the Combined Company completed its purchase price allocation related to the November 24, 2006 acquisition of Aurel Leven S.A.S. (“Aurel Leven”) an independent inter- dealer broker in Paris, France, active in equities, equity derivatives and fixed income markets. At the time of the acquisition, the Combined Company recorded the assets and liabilities that were acquired through the transaction at fair values.

The initial recorded fair values, purchase price allocation adjustments and final purchase price allocations are as follows (in thousands):

	As Previously Reported	Adjustments	Final Purchase Price Allocation
Assets and liabilities acquired
Cash and cash equivalents	$12,600	$—	$12,600
Securities owned, at market value	9,953	—	9,953
Accrued commissions	2,824	—	2,824
Fixed assets, net	1,724	—	1,724
Other assets	1,289	—	1,289
Intangible assets
Customer related intangibles	—	3,120	3,120
Trademark related intangibles	65	—	65
Goodwill	7,195	(4,402)	2,793

Total assets acquired	35,650	(1,282)	34,368
Securities sold under agreements to repurchase	4,823	—	4,823
Payable to brokers, dealers, clearing organizations and customers	1,382	—	1,382
Accounts payable, accrued and other liabilities	11,287	(1,282)	10,005

Total liabilities assumed	17,492	(1,282)	16,210

Net assets acquired	$18,158	$—	$18,158

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

The Combined Company had no significant acquisitions during 2007.

In 2006, the Combined Company acquired AS Menkul Kiymetler A.S. (“AS Menkul”), an established broker in Turkey. AS Menkul is a member of the Istanbul Stock Exchange and, as such, has direct access to the Turkish equities market and the Turkish electronic bond market. Under the terms of the agreement, the Combined Company paid approximately $1.6 million to acquire the net assets of AS Menkul.

The following table summarizes the components of the net assets acquired (in thousands):

Final Purchase Price Allocation
Assets and Liabilities Acquired
Cash and cash equivalents	$425
Accrued commission receivables, net of allowance for doubtful accounts	43
Fixed assets, net	30
Other assets	276
Goodwill	842

Total assets acquired	1,616
Accounts payable, accrued and other liabilities	35

Total liabilities assumed	35
Net assets acquired	$1,581

The changes in the carrying amount of goodwill at December 31, 2007, 2006 and 2005 are as follows (in thousands):

Balance at December 31, 2005	$59,191
Aurel Leven acquisition	7,195
AS Menkul acquisition	842

Balance at December 31, 2006	67,228
Aurel Leven acquisition adjustment	(4,402)

Balance at December 31, 2007	$62,826

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

Other intangible assets consisted of the following (in thousands):

	December 31,
	2007	2006
Definite life intangible assets:
Patents	$32,474	$30,970
Customer base/relationships	11,464	8,344
Internally developed software	5,722	5,722
Covenant not to compete	1,628	1,628
Trademarks	1,315	1,315

Total gross definite life intangible assets	52,603	47,979
Accumulated amortization	(38,427)	(32,909)

Net definite life intangible assets	14,176	15,070

Horizon license	1,500	1,500

Total net intangible assets	$15,676	$16,570

Amortization expense for the years ending December 31, 2007, 2006 and 2005 was $5.5 million, $9.6 million and $8.6 million, respectively. Intangible amortization is included as part of “Occupancy and equipment” in the accompanying Supplemental Consolidated Statements of Operations. The estimated aggregate amortization for each of the next five fiscal years is as follows: $3.8 million in 2008, $3.3 million in 2009, $2.0 million in 2010, $1.4 million in 2011 and $1.8 million thereafter.

13. Long-Term Notes to Related Parties

On May 20, 2005, the Combined Company borrowed $75.0 million with a fixed interest rate of 9.22% and an additional $33.3 million with a fixed interest rate of 8.72% from Cantor to provide financing for its acquisition of Euro Brokers. The Euro Brokers Promissory Notes are due May 20, 2012 and can be repaid at any time with no prepayment penalties. Debt repayment may be accelerated for failure to make payments when due or as a result of bankruptcy. Additionally, to finance expansion efforts and ongoing operations, the Combined Company executes subordinated loans with Cantor. These subordinated loans are long-term notes that bear interest at the six-month U.S. London Interbank Offered Rate plus an additional 2%. The interest rates are reset semi-annually. The Combined Company had outstanding subordinated loans to Cantor of $88.5 million and $140.6 million as of December 31, 2007 and 2006, respectively. The rates on these loans ranged from 6.65% to 7.57%. The maturities of these loans range from April 2008 to April 2009 and no principal payments are due to be paid until maturity. Debt repayment may be accelerated for failure to make payments when due or as a result of bankruptcy. Debt maturities are as follows: $2.5 million is due during the second quarter of 2008; $37.0 million is due during the fourth quarter of 2008; $18.0 million is due in the first quarter of 2009; $8.0 million due during the second quarter of 2014; and $23.0 million is due during the fourth quarter of 2014.

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

Long-term notes payable to related parties are summarized as follows (in thousands):

	Maturity	December 31,
		2007	2006
Euro Brokers Promissory Notes	2012	$108,318	$108,318
Other Cantor Fitzgerald LP Notes	2008-2014	88,500	140,578

		196,818	248,896
Less: Current portion		(39,500)	(46,000)

		$157,318	$202,896

The Combined Company incurred interest expense related to long-term notes payable to related parties of $19.3 million, $16.0 million and $7.9 million for the years ended December 31, 2007, 2006 and 2005, respectively. Interest expense for long-term notes payable to related parties is recorded as part of “Interest expense” on the accompanying Supplemental Consolidated Statements of Operations. The Combined Company’s long-term notes payable to related parties do not contain financial or operating covenants.

14. Income Taxes

The components of the income tax (benefit) provision are summarized below (in thousands):

	Year Ended December 31,
	2007	2006	2005
Current:
U.S. federal	$2	$(506)	$(2,648)
U.S. state and local	276	17	(244)
Foreign	12,215	246	(4,701)
UBT/Capital	1,797	1,080	1,509

	14,290	837	(6,084)
Deferred:
U.S. federal	(5,747)	(452)	147
U.S. state and local	(1,217)	(138)	30
Foreign	1,994	(1,790)	(3,388)
UBT/Capital	—	—	—

	(4,970)	(2,380)	(3,211)

Provision (benefit) for income taxes	$9,320	$(1,543)	$(9,295)

Deferred income taxes reflect the net tax effects of temporary differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when such differences are expected to reverse.

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

Differences between the Combined Company’s income tax expense (benefit) and the amount calculated utilizing the U.S. federal statutory rate is as follows (in thousands):

	Year Ended December 31,
	2007	2006	2005
Federal income tax (benefit) at 34% statutory rate	$(12,351)	$(5,146)	$(7,829)
State corporate income tax (benefit)	(752)	(117)	(105)
Foreign income tax expense (benefit), net of federal benefit	12,581	(2,389)	(9,853)
State capital and City UBT taxes	1,797	1,079	1,509
Other non-deductible/items	1,083	1,375	1,505
Increase in valuation allowance for deferred items currently recognize	10,224	74	101
Federal tax benefit of research and development credit	(51)	(455)	(994)
Tax benefit of foreign and federal net operating loss not currently recognized	1,588	5,186	6,322
Tax benefit of foreign and federal net operating loss currently recognized	(4,436)	(774)	—
Deferred tax expense from annualized effective tax rate	57	(62)	(86)
Other benefit/rate differential	(420)	(314)	135

Provision (benefit) for income taxes	$9,320	$(1,543)	$(9,295)

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

Significant components of the Combined Company’s deferred tax assets and liabilities were as follows (in thousands):

	Year Ended December 31,
	2007	2006
Deferred tax assets:
Fixed assets	$1,045	$916
Warrant expense	12,260	12,340
Deferred revenue	1,273	1,604
Basis difference of investments	1,789	1,800
Non-employee stock options	1,173	1,188
Other deferred and accrued expenses	12,547	4,257
Foreign deferred and accrued expenses	(40)	(33)
Net operating loss carry-forwards	64,309	63,041

Total deferred tax assets	94,356	85,113
Valuation allowance	(78,936)	(72,311)

Net deferred tax assets	15,420	12,802

Deferred tax liability:
Unrealized gain on investment	—	—
Software capitalization	9,254	9,753
Gain on replacements of assets	1,512	1,943
Fixed assets	473	1,894
Other	76	77

Total deferred tax liabilities	11,315	13,667

Net deferred income tax asset (liability)	$4,105	$(865)

The valuation allowance against deferred tax assets was primarily related to warranty expense and net operating loss carry-forwards when it appears, more likely than not, that such item will not be realized in the future.

As of December 31, 2007, the Combined Company has federal and foreign income tax net operating loss (“NOL”) carryforwards of $16,565 and $178,466, respectively. The federal NOL will expire in 20 years. The foreign NOL of $8,022 will expire in five years and the remaining amount of $170,444 has no expiration date.

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

A reconciliation of the beginning to the ending amount of gross unrecognized tax benefits (excluding interest and penalties) for the year ended December 31, 2007, is as follows (in thousands):

Amount
Balance – January 1, 2007 (excluding interest and penalties of $859)	$3,625
Decreases in gross unrecognized tax benefits pertaining to tax positions taken during prior years	—
Increases in gross unrecognized tax benefits pertaining to tax positions taken during the current year	—
Decreases in gross unrecognized tax benefits relating to settlements with tax authorities	—
Reductions to gross unrecognized tax benefits as a result of a lapse of the applicable statute of limitations	—

Balance – December 31, 2007 (excluding interest and penalties of $1,151)	$3,625

The amount of unrecognized tax benefits at December 31, 2007, that, if recognized, would affect the effective tax rate is $3.6 million. Such amount excludes $1.2 million of interest and penalties accrued in the Supplemental Consolidated Statements of Financial Condition, of which $0.3 million was recognized in the current year.

The Combined Company anticipates that the total amount of unrecognized benefits (excluding interest and penalties) will remain unchanged over the next twelve months.

The Combined Company with few exceptions, is no longer subject to U.S. federal, state/local or non U.S. income tax examination by the tax authorities for years prior to 2003, 1999, and 2000 respectively.

15. Capitalization

The rights of holders of shares of Class A common stock and Class B common stock are substantially identical, except that holders of Class B common stock are entitled to 10 votes per share, while holders of Class A common stock are entitled to one vote per share. Additionally, each share of Class B common stock is convertible at any time, at the option of the holder, into one share of Class A common stock. Cantor holds 99.8% of the Combined Company’s outstanding Class B common stock. The remaining 0.2% of the Combined Company’s Class B common stock is owned by CF Group Management, Inc., the managing general partner of Cantor.

During the years ended December 31, 2007, 2006 and 2005, the Combined Company issued approximately 450,000, 378,000, and 183,000 shares, respectively, of Class A common stock related to vested restricted stock units and exercise of employee stock options and business partner warrants.

The Combined Company’s Board of Directors has authorized the repurchase of up to $100 million of outstanding Class A common stock. During the year ended December 31, 2007, the Combined Company did not repurchase any shares. During the year ended December 31, 2006,

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

the Combined Company repurchased an aggregate of 52,239 shares of the Combined Company’s Class A common stock for approximately $0.5 million, at an average price of $8.92. During the year ended December 31, 2005, the Combined Company repurchased approximately 3.5 million shares of the Combined Company’s Class A common stock for a total of $28.9 million in cash, at an average price per share of $8.37, including approximately 0.3 million shares repurchased from partners of Cantor and approximately 0.9 million shares repurchased from the Cantor Relief Fund, which were repurchased at fair market value on the date of purchase. The Combined Company has approximately $58.2 million remaining from its $100 million buyback authorization.

During the year ended December 31, 2006, Cantor converted 1.6 million shares of the Combined Company’s Class B common stock into Combined Company’s Class A common stock. Of the shares of the Combined Company’s Class A common stock that were received upon conversion, approximately 1.4 million shares were donated to the Cantor Relief Fund.

As part of the Horizon License transaction, the Combined Company distributed to Cantor a deemed dividend of $1.5 million during the year ended December 31, 2006.

16. Grant Units

Cantor provides grant units to certain employees that entitle the employees to participate in quarterly distributions of Cantor’s income and to receive post-termination payments equal to the notional value of the grant in four equal yearly installments after the employee’s termination, provided that the employee has not breached the Cantor Partnership Agreement. The notional amount is determined at the discretion of Cantor’s senior management. Grant units are accounted for by Cantor as liability awards under SFAS 123R. The liability incurred for such grant units is re-measured at the end of every reporting period. The Combined Company is allocated its share of such expense by Cantor relating to grant units that are held by employees of the Combined Company.

As a result of adopting SFAS 123R on January 1, 2006, the Combined Company incurred a non-cash expense of $10.1 million in the first quarter of 2006 in conjunction with the fair value of the liability incurred by Cantor for the grant units that were held by BGC employees. There was no tax impact associated with this charge. Fair value was determined by utilizing the age of each grant unit holder, the expected retirement age and forfeiture rate and discounted using the U.S. Treasury rate zero coupon yield curve at measurement date. The impact of the initial adoption of SFAS 123R is recorded as “Cumulative effect of a change in accounting principle” on the accompanying Supplemental Consolidated Statements of Operations. During the third quarter December 31, 2006, Cantor redeemed substantially all of the grant units that were held by BGC employees and the Combined Company recorded non-cash compensation expense of $16.0 million due to the acceleration of the grant award payment of substantially all of the grant awards plus the fair value of the remaining unpaid grant awards. As of December 31, 2007 and 2006, the fair value of the grant units held by the Combined Company’s employees was $3.8 million and $2.4 million, respectively. As of December 31, 2007 and 2006, the notional amount of grant units outstanding was $6.8 million and $7.4 million, respectively.

For the year ended December 31, 2006, the initial adoption of SFAS 123R and the acceleration of the grant payment awards resulted in a total non-cash compensation expense of

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

$28.2 million. For the years ended December 31, 2007, 2006 and 2005, the Combined Company recorded an expense of $0.8 million, $3.6 million and $1.1 million, respectively, relating to grant unit distributions. Grant unit distributions are included as part of “Compensation and employee benefits” on the accompanying Supplemental Consolidated Statements of Operations.

17. Stock-Based Compensation

The Combined Company has adopted the eSpeed, Inc. 1999 Long-Term Incentive Plan, as amended and restated as of the close of the merger (the “LT Plan”), which provides for awards in the form of (1) incentive stock options and non-qualified stock options; (2) stock appreciation rights; (3) restricted or deferred stock; (4) dividend equivalents; (5) bonus shares and awards in lieu of obligations to pay cash compensation and (6) other awards, the value of which is based in whole or in part upon the value of the Combined Company’s Class A common stock. The total number of shares of stock that may be subject to outstanding awards, determined immediately after the grant of any award, shall not exceed the greater of 40.0 million shares, or such number that equals 15% of the total number of shares of all classes of the Combined Company’s common stock outstanding at the effective time of such grant. The maximum term of the options which have been granted is 10 years from the date of grant. The Compensation Committee of the Board of Directors administers the LT Plan and is generally empowered to determine award recipients and the terms and conditions of those awards. Awards may be granted to directors, officers, employees, consultants and service providers of the Combined Company and its affiliates.

Restricted Stock Units

A summary of the activity associated with restricted stock units is as follows ($ in thousands):

	Restricted Stock Units	Weighted Average Grant Date Fair Value	Weighted Average Remaining Contractual Term (Years)
Balance at December 31, 2004	281,620	$10.62
Granted	154,000	7.89
Vested	(92,805)	11.54
Forfeited	(19,226)	11.54

Balance at December 31, 2005	323,589	9.00
Granted	270,435	8.79
Vested	(220,609)	8.74
Forfeited	(22,876)	8.00

Balance at December 31, 2006	350,539	9.06
Granted	319,469	10.20
Vested	(293,267)	9.30
Forfeited	(34,416)	8.80

Balance at December 31, 2007	342,325	$9.79	2.7

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

During December 2007, 2006 and 2005, the Combined Company granted eligible employees and others who provide services to the Combined Company approximately 0.3 million, 0.3 million, and 0.2 million, respectively, of RSUs with fair value at the date of grant of $3.3 million, $2.4 million, and $1.2 million, respectively. Each RSU is convertible into one share of Class A common stock upon completion of the vesting period. For RSUs that vested during 2007 and 2006 the Combined Company withheld shares to pay payroll taxes due at the time of vesting of $0.5 million and $0.4 million, respectively.

RSUs granted to employees and others who provide services to the Combined Company have historically vested in a range of one to three years from date of grant. RSUs granted to employees during 2007 vest over three-year period, with 33.3% vesting on each of the anniversary dates. RSUs granted to employees during 2006 were to vest over a two-year period, with 67% vesting on the first anniversary date.

RSUs granted to each non-employee Board of Director on an annual basis, in consideration for services provided, vest one year from date of grant provided that the non-employee director is a member of our Board of Directors at the opening of business on such date. In addition, RSUs received by each non-employee Board of Director for their appointment or initial election to the Board of Directors vest equally on each of the first two anniversaries of the grant date, provided that the non-employee director is a member of our Board of Directors at the opening of business on such date.

In December 2007, the Board of Directors accelerated the vesting of most outstanding RSUs granted in 2006 and prior, $0.8 million in expense was recorded in the Combined Company’s Supplemental Consolidated Statement of Operations for 2007 associated with this acceleration.

The fair value of the RSUs is determined on the date of grant based on the market value of Class A common stock, and is recognized, net of the effect of estimated forfeitures, over the vesting period. The Combined Company uses supplemental consolidated data, including historical forfeitures and employee turnover rates, to estimate expected forfeiture rates.

Total compensation expense related to the RSUs before associated income taxes was approximately $2.4 million, $1.5 million and $1.9 million for the years ended December 31, 2007, 2006 and 2005, respectively.

Also, during 2007, certain employees of the Combined Company and others who provide services to the Combined Company were also informed that they could expect to receive approximately 2.2 million RSUs in the Combined Company with an aggregate estimated fair value of approximately $19.8 million, which were issued upon the closing of the merger. Approximately 1.0 million of these RSUs with an aggregate estimated fair value of $7.9 million vest over a two-year period, with 50% vesting at each of the anniversary dates. Approximately 1.2 million of these RSUs with an aggregate estimated fair value of $11.9 million vest over a three-year period, with 33.3% vesting at each of the anniversary dates. At December 31, 2007, these RSUs were accounted for as liability awards under SFAS 123R.

The estimated fair value of the RSUs that were issued upon closing of the merger is determined based on the market value of eSpeed’s Class A common stock as of the reporting date until the RSUs are granted upon closing of the merger, at which time the fair value is

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

determined based on the market value of the Combined Company’s Class A common stock at merger date. The fair value of the RSUs is recognized net of the effect of estimated forfeitures over the vesting period. The BGC Division uses historical data, including historical forfeitures and employee turnover rates, to estimate expected forfeiture rates.

Total compensation expense related to the RSUs that were issued upon closing of the merger, before associated income taxes, was approximately $1.8 million for the year ended December 31, 2007. No compensation expense related to these RSUs was recorded for the years ended December 31, 2006 and 2005.

Stock Options

A summary of the activity associated with stock options is as follows (options in thousands):

	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Balance at December 31, 2004	16,661	$16.35
Granted	297	8.75
Exercised	(90)	5.10
Forfeited	(2,185)	23.36

Balance at December 31, 2005	14,683	15.20
Granted	1,065	8.71
Exercised	(205)	6.58
Forfeited	(378)	15.47

Balance at December 31, 2006	15,165	14.86
Granted	1,014	10.81
Exercised	(156)	5.18
Forfeited	(496)	16.92

Balance at December 31, 2007	15,527	14.63	5.2	$19,083,320

Options exercisable at December 31, 2007	15,486	$14.65	5.2	$18,017,643

Issued in Connection with the LT Plan

During the years ended December 31, 2007, 2006 and 2005, respectively, the Combined Company granted options to purchase $1.0 million, $1.1 million and $0.3 million shares of Class A common stock pursuant to the LT Plan. The exercise prices for these options equaled the closing price of the Combined Company’s Class A common stock on the date of grant of each option. The options generally vest ratably and on a quarterly basis over four years from the grant date.

The weighted average grant date fair value of options granted during the year ended December 31, 2007, 2006 and 2005 was $4.95, $4.78 and $4.29, respectively. The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

awards and the quoted price of the Combined Company’s Class A common stock for the 4.7 million options that were in-the-money at December 31, 2007. During the years ended December 31, 2007, 2006 and 2005, the aggregate intrinsic value of options exercised was $0.8 million, $0.5 million and $0.3 million, respectively, determined as of the date of option exercise. The exercise prices for these options equaled the closing price of the Combined Company’s Class A common stock on the date of grant of each option. The options granted to employees generally vest ratably and on a quarterly basis over four years from the grant date. Options granted to each non-employee director on an annual basis, in consideration for services provided, vest one year from date of grant provided that the non-employee director is a member of our Board of Directors at the opening of business on such date. In addition, options received by each non-employee director for their appointment or initial election to the Board of Directors vest equally on each of the first two anniversaries of the grant date, provided that the non-employee director is a member of our Board of Directors at the opening of business on such date. At December 31, 2007, there was approximately $0.01 million of total unrecognized compensation expense related to unvested stock options granted under the LT Plan. That expense is expected to be recognized over a weighted-average period of two years.

In December 2007, the Board of Directors accelerated the vesting of most outstanding options granted in 2006 and prior, $3.7 million in expense was included in our Supplemental Consolidated Statement of Operations for 2007 associated with this acceleration. Additionally, Mr. Howard Lutnick, the Co-Chief Executive Officer, was granted $1.0 million fully vested options and the Combined Company recorded $4.9 million in expense during 2007. Total compensation expense related to stock options before associated income taxes, including the expense related to the options granted to the Co-Chief Executive Officer, was approximately $10.0 million and $0.4 million for the years ended December 31, 2007 and 2006 respectively. There was no compensation expense related to stock options granted to employees or directors for the years ended December 31, 2005.

The fair value of each stock option award granted is estimated as of the date of grant using a Black-Scholes option pricing model that uses the assumptions noted in the following table. Expected volatilities are estimated using historical volatility of the Combined Company’s Class A common stock over a preceding period commensurate with the expected term of the options. The expected term of options represents the period of time that options granted are expected to be outstanding. For options granted subsequent to the adoption of SFAS 123R, the expected term of options granted is derived from the simplified method allowed by Staff Accounting Bulletin No. 107 because the Combined Company’s historical share option exercise experience does not provide a reasonable basis upon which to estimate expected term. The risk-free rate for the expected term of the options is based on the U.S. Treasury zero-coupon yield curve in effect at the time of grant. The expected dividend yield was assumed to be zero in the option pricing formula since the Combined Company has not historically paid dividends. In addition, the Combined Company uses consolidated data, including historical forfeitures and employee turnover rates, to estimate expected forfeiture rates. The estimated forfeiture rate used for the year ended December 31, 2007 was immaterial. Groups of award recipients that have different exercise behavior are considered separately for valuation purposes.

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

The following table presents the assumptions that were used in the Black-Scholes option pricing model for the respective periods:

Year	Weighted Average Grant Date Fair Value	Risk Free Interest Rate	Expected Life (Years)	Expected Volatility	Dividend Yield
2007	$4.95	3.28%	5.00	48%	None
2006	$4.78	4.61%	6.05	52%	None
2005	$4.29	3.88%	4.21	58%	None

The following table provides further details relating to the Combined Company’s stock options outstanding at December 31, 2007 (options in thousands):

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Number Exercisable	Weighted Average Exercise Price
$5.10 - $8.73	2,575	$5.56	4.4	2,571	$5.56
$8.74 - $15.40	6,615	12.04	6.9	6,578	12.06
$15.41 - $23.10	6,181	20.64	3.7	6,181	20.64
$23.11 - $30.80	58	25.28	4.3	58	25.28
$30.81 - $77.00	98	42.84	2.5	98	42.84

	15,527	$14.63	5.2	15,486	$14.65

REUs

The Combined Company provides limited partnership interests in BGC Holdings, termed REUs (“REUs”), to certain employees. These REUs, which were issued upon the closing of the merger, entitle the holder to participate in distributions of BGC Holdings’ income and to receive post-termination payments equal to the notional value of the grant in four equal yearly installments after the holder’s termination provided that the holder has not engaged in any competitive activity with the Combined Company or its affiliates prior to the date each payment is due. These REUs may also be exchangeable for Class A common stock in accordance with the terms and conditions of the grant of such REUs. REUs are accounted for by the Combined Company as liability awards under SFAS 123R. The liability incurred for such REUs is re-measured at the end of every reporting period.

In the fourth quarter of 2007, certain employees of the Combined Company were informed that they could expect to receive approximately 0.5 million REUs with an aggregate value of $4.6 million, which were issued upon the closing of the merger in lieu of a portion of their discretionary bonuses for 2007 and 2008. These REUs vest over a three-year period, with 33.3% vesting on each of the anniversary dates. In addition, in the fourth quarter of 2007, certain executives of the Combined Company were informed that they could expect to receive approximately 0.6 million REUs with an aggregate value of $6.7 million, which were issued upon the closing of the merger, in lieu of a portion of their discretionary bonus for 2007 and/or their discretionary bonus for 2008. These REUs vested immediately upon the closing of the merger. Compensation expense for each of these awards is recognized over the stated service period.

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

Total compensation expense related to the REUs, before associated income taxes, was approximately $2.8 million for the year ended December 31, 2007. No compensation expense related to REUs was recorded for the years ended December 31, 2006 and 2005.

Business Partner Warrants

A summary of the activity associated with business partner warrants is as follows (warrants in thousands):

	Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)
Balance, December 31, 2004	2,073	$28.89
Granted	—	—
Exercised	—	—
Forfeited	—	—

Balance, December 31, 2005	2,073	28.89
Granted	313	8.87
Exercised	—	—
Forfeited	(400)	22.43

Balance, December 31, 2006	1,986	27.04
Granted	—	—
Exercised	—	—
Forfeited	—	—
Balance, December 31, 2007	1,986	$27.04	2.8

Horizon

In February 2006, a subsidiary of Cantor acquired all of the assets of Horizon. Immediately prior to the closing of the acquisition, the Combined Company entered into the Horizon License. In consideration for the Horizon License and support services to be provided under the Horizon License, the Combined Company issued to Horizon a warrant to acquire 312,937 shares of Class A common stock of the Combined Company, which warrant was not transferred to Cantor. The warrant has a five-year term and is immediately exercisable at an exercise price equal to $8.87.

UBS

In connection with an agreement between eSpeed, certain Cantor entities and certain UBS entities, the Combined Company previously issued to UBS Americas Inc., successor by merger to UBS USA Inc. (“UBS”), a warrant to purchase 300,000 shares of Class A common stock (the “Warrant Shares”). The warrant has a term of 10 years from August 21, 2002 and has an exercise price equal to $8.75, the market value of the underlying Class A common stock on the date of issuance. The warrant is fully vested and nonforfeitable, and is exercisable nine years and six months after issuance, subject to acceleration upon the satisfaction by UBS of certain commitment conditions. On August 21, 2002, the Combined Company recorded additional paid in capital and unamortized expense of business partner securities of $2.2 million, representing the fair value of the warrant.

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

UBS failed to comply with the commitment condition for the period August 1, 2002 to July 31, 2003. Commencing September 18, 2003, the UBS agreement was renegotiated to facilitate UBS’s ability to meet the commitment condition going forward, and to provide for a revised acceleration schedule (the “Revised Agreement”). The Revised Agreement provides for acceleration of the right to purchase 125,000 Warrant Shares on October 1, 2003, of which warrants to purchase 75,000 shares of our Class A common stock were exercised by UBS in October 2003, and acceleration of the right to purchase the remaining 175,000 Warrant Shares in seven equal tranches of 25,000 shares each quarter, commencing with the quarter ending January 31, 2004, subject to the satisfaction by UBS of the revised commitment conditions set forth in the Revised Agreement. The Combined Company has notified UBS that it failed to comply with the revised commitment conditions for each of the seven quarters commencing November 1, 2003 and ending July 31, 2005 and that it is not entitled to acceleration of the right to purchase any of the 175,000 Warrant Shares.

Deutsche Bank

In connection with an agreement with Deutsche Bank AG (“Deutsche Bank”), the Combined Company previously sold Series C Redeemable Convertible Preferred Stock (“Series C Preferred”) to Deutsche Bank. On July 30th of each year of the five-year agreement in which Deutsche Bank fulfills its liquidity and market making obligations for specified products, one-fifth of such Series C Preferred stock would have automatically converted into warrants to purchase shares of the Combined Company’s Class A common stock.

Deutsche Bank was deemed to have fulfilled its obligations under the agreement for the 12 months ended July 31, 2002 and, accordingly, a warrant to purchase 150,000 shares of the Combined Company’s Class A common stock was issued by the Combined Company. The Combined Company informed Deutsche Bank that it was not in compliance with the agreement for the 12 months ended July 31, 2003 and that a warrant would not be issued for such period. As a result, the Combined Company reversed the amortization expense recorded since August 2002 for such warrant.

Based on certain communications and Deutsche Bank’s inactivity with regards to this arrangement to comply with the agreement since March 28, 2003, the Combined Company further notified Deutsche Bank that it believes it has terminated its right to receive warrants under the agreement for the remaining commitment periods. The 600 shares of Series C Preferred stock with respect to the 12 month periods ended July 31, 2003, 2004 and 2005 were redeemable by the Combined Company for 6,000 shares of Class A common stock. On March 17, 2008, the Company redeemed all outstanding shares of its Series C Redeemable Convertible Preferred Stock by issuing to Deutsche Bank AG 6,000 shares of its Class A common stock.

Freedom

In connection with the Combined Company’s investment discussed in Note 11, Investment and joint venture, the Combined Company issued fully vested, nonforfeitable warrants to purchase 400,000 shares of its Class A common stock at an exercise price per share of $22.43 to provide incentives over the three-year period ending April 2004 to the other Freedom owner participants to migrate to the Combined Company’s fully electronic platform. The warrants were fully amortized prior to 2005, and the warrants expired during 2006.

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

Total expense related to business partner warrants and non-employee securities before associated income taxes for the years ended December 31 was as follows (in thousands):

	2007	2006	2005
UBS warrants	$—	$—	$274
Non-employee stock options	—	19	44
Freedom warrants	—	—	—

Total	$—	$19	$318

18. Earnings Per Share

SFAS No. 128, Earnings Per Share (“SFAS 128”), establishes standards for computing and presenting earnings per share (“EPS”). SFAS 128 requires the dual presentation of basic and diluted EPS on the face of the income statement and requires a reconciliation of numerators (net income) and denominators (weighted-average shares outstanding) for both basic and diluted EPS in the footnotes. Basic EPS excludes dilution and is computed by dividing net income available to common stockholders by the weighted-average shares outstanding. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised, resulting in the issuance of common shares that would then share in the earnings of the Combined Company.

The following is a reconciliation of the basic and diluted earnings per share computations (in thousands, except for per share data):

	Year Ended December 31,
	2007	2006	2005
Net income (loss)	$31,002	$(106,391)	$(74,680)
Shares of common stock and common stock equivalents
Weighted average shares used in basic computation(1)	184,326	184,074	185,209
Diluted effect of:
Stock options	934	890	605
Restricted stock units	222	154	112

Weighted average shares used in diluted computation(1)	185,482	185,118	185,926
Earnings (loss) per share
Basic	$0.17	$(0.58)	$(0.40)

Diluted	$0.17	$(0.58)	$(0.40)

(1)	The weighted average shares outstanding have been retroactively restated for all periods to give effect to the shares issued in connection with the merger.

At December 31, 2007, 2006 and 2005, approximately 12.8 million, 16.0 million and 17.3 million securities, respectively, were not included in the computation of diluted earnings per share because their effect would have been anti-dilutive because the exercise price exceeded the average share price for the period.

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

19. Commitments, Contingencies and Guarantees

Operating Leases

The Combined Company is obligated for minimum rental payments under various non-cancelable operating leases, principally for office space, expiring at various dates through 2021. Certain of the leases contain escalation clauses that require payment of additional rent to the extent of increases in certain operating or other costs.

As of December 31, 2007 minimum lease payments under these arrangements are as follows (in thousands):

Net Lease Commitment
2008	$25,906
2009	20,724
2010	20,163
2011	15,715
2012	15,424
2013 and thereafter	70,307

Total	$168,239

In addition to the above obligations under non-cancelable operating leases, the Combined Company is also obligated to Cantor for rental payments under Cantor’s various non-cancelable leases with third parties, principally for office space and computer equipment, expiring at various dates through 2020. Certain of these leases have renewal terms at the Combined Company’s option and/or escalation clauses (primarily based on the Consumer Price Index). Cantor allocates a portion of the rental payments to the Combined Company based on square footage used.

The Combined Company also allocates a portion of the rental payments for which it is obligated under non-cancelable operating leases to Cantor and its affiliates. These allocations are based on square footage used.

Rent expense for the years ended December 31, 2007, 2006 and 2005 was $23.3 million, $26.0 million and $17.4 million, respectively. Rent expense is included as part of “Occupancy and equipment” on the accompanying Supplemental Consolidated Statements of Operations.

BGC Partners entered into a sub-lease agreement for the leasehold it vacated at One America Square in July 2005. The Combined Company begins to receive sub-lease rental payments under this arrangement in 2008.

Contingencies

In the ordinary course of business, various legal actions are brought and are pending against the Combined Company in the United States and internationally. In some of these actions, substantial amounts are claimed. The Combined Company is also involved, from time to time, in other reviews, investigations and proceedings by governmental and self-regulatory agencies (both formal and informal) regarding the Combined Company’s business, judgments, settlements, fines, penalties, injunctions or other relief.

Legal reserves are established in accordance with SFAS No. 5, “Accounting for Contingencies” when a material legal liability is both probable and reasonably estimable. Once established, reserves are adjusted when there is more information available or when an event

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

occurs requiring a change. As of December 31, 2007, the Combined Company had legal reserves of $8.3 million pertaining to the employment and competitor-related litigation matters discussed below.

Employment and Competitor-Related Litigation

From time to time, the Combined Company and its affiliates are involved in litigation, claims and arbitrations, in the U.S. and internationally, relating to various employment matters, including with respect to termination of employment, hiring of employees currently or previously employed by its competitors or with respect to terms and conditions of employment and other matters. In light of the competitive nature of the brokerage industry, litigation claims and arbitration between competitors regarding employee hiring are not uncommon.

Other Matters

The National Australia Bank Limited (“NAB”) has filed a claim against BGC International (“BGCI”) and BGC Capital Markets (Japan) LLC (formerly known as Cantor Fitzgerald LLC), which we refer to as “BGC Capital Markets (Japan).” From September 2001 through January 2004, NAB employees who traded in foreign exchange options allegedly lost substantial amounts of money and allegedly overstated the positions which they held. NAB claims that it was the object of conduct by BGCI and BGC Capital Markets (Japan) and certain traders on NAB’s currency options desk, whereby BGCI and BGC Capital Markets (Japan) allegedly provided misleading and deceptive independent revaluation rates to NAB’s middle office, which were then purportedly relied upon by NAB. NAB alleges that the supply of these revaluation rates prevented NAB from discovering the true position of the currency options portfolio and that it subsequently sustained trading losses of AUD 311 million (or, based on an exchange rate of 0.8767 at December 31, 2007, approximately $273 million). The 2006 NAB annual report claims that NAB’s total loss amounted to AUD 539 million (or, based on an exchange rate of 0.8767 at December 31, 2007, approximately $473 million), implying that its consequential losses amounted to AUD 228 million (or, based on an exchange rate of 0.8767 at December 31, 2007, approximately $200 million). BGCI and BGC Capital Markets (Japan) have investigated and are investigating the legal and factual basis of the NAB allegations. At this time, based on the information provided, BGCI and BGC Capital Markets (Japan) believe that they have substantial defenses in respect of the losses claimed by NAB. Accordingly, BGCI and BGC Capital Markets (Japan) do not believe that they are responsible for the losses claimed by NAB. While no specific request for damages is alleged, the amount claimed is expected to be in excess of $600 million. If BGCI and BGC Capital Markets (Japan) do not prevail, BGCI and BGC Capital Markets (Japan) could be subject to substantial liability, and in any event, would likely incur significant legal and other costs in connection with the defense of any such action, however, at this time, BGC Partners is unable to estimate a loss or range of losses. From and after the closing date of the merger, any such losses of the Opcos will be allocated to BGC Holdings pursuant to the BGC U.S. limited partnership agreement and BGC Global limited partnership agreement.

In August 2004, Trading Technologies International, Inc. (“TT”) commenced an action in the United States District Court, Northern District of Illinois, Eastern Division, against us. In its complaint, TT alleged that we infringe U.S. Patent No. 6,766,304, which issued on July 20, 2004, and U.S. Patent 6,772,132, which issued on August 3, 2004. TT later added eSpeed International Ltd. and ECCOWare LLC as defendants in a second amended complaint. On January 5, 2006, we

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

answered TT’s second amended complaint in which we denied the infringement allegations and we filed an amended counterclaim seeking a declaration that the patents in suit are invalid, we do not make, use or sell any product that infringes any claims of the patents in suit, the patents in suit are unenforceable because of inequitable conduct before the U.S. Patent and Trademark Office during the prosecution of the patents, and the patents are unenforceable due to TT’s patent misuse. The Court consolidated for certain discovery and Markman hearing purposes our case with other patent infringement cases brought by TT against other defendants. A Markman hearing was held on August 16-18, 2006. On October 31, 2006, the Court issued a ruling on claim construction, which provides the meanings of the various terms in dispute in the asserted patents. In that ruling, the Court found that we correctly defined several of the patents’ key terms. The Court’s ruling supports our consistent position that eSpeed and ECCO’s products fall outside the scope of Trading Technologies’ patents. In February 2007, the Court denied TT’s motion for clarification and reconsideration of the Markman decision and reconfirmed its October 2006 ruling. On June 20, 2007, the Court granted eSpeed’s motion for partial summary judgment on TT’s claims of infringement covering the Dual Dynamic, eSpeedometer and modified eSpeedometer versions of eSpeed and ECCO’s products. As a result, the remaining products at issue in the case are the versions of the eSpeed and ECCO products that have not been on the market in the U.S. since around the end of 2004. TT moved for reconsideration of that summary judgment ruling which the court denied. The trial began on September 10, 2007 and ended on October 4, 2007. On October 10, 2007 a jury rendered a verdict that eSpeed and ECCO willfully infringed. The jury awarded damages in the amount of $3.5 million. On January 3, 2008, the court granted eSpeed’s motion for directed verdict on willfulness, finding that eSpeed’s infringement was not willful as a matter of law, and denied eSpeed’s general motions for directed verdict and for new trial. On February 6, 2008, eSpeed’s remittitur motion was conditionally granted and on February 12, 2008. TT accepted the remittitur. Accordingly, the judgment has been reduced to $2.5 million plus interest. Additionally, TT’s motion for pre-judgment interest was granted and interest was set at the prime rate, compounded monthly. Presently pending before the Court is eSpeed’s motion that the patents are unenforceable because of TT’s inequitable conduct. A hearing is scheduled for April 2-3, 2008. The judgment entered by the Court on February 12, 2008 is subject to appeal by both parties. If TT ultimately prevails in the litigation, we may be required to pay TT damages and/or certain costs and expenses, and the Combined Company may be forced to modify or withdraw certain products from the market. Both parties have requested attorneys’ fees from the other party, which may be awarded by the Court in exceptional cases. The Combined Company is unable to estimate a possible loss or range of losses in connection with an appeal of this matter.

On February 15, 2006, the SEC issued a formal order of investigation into trading by certain inter-dealer brokers in the government and fixed income securities markets. The formal order alleges that the broker-dealers named therein, including the Combined Company, (1) may have made fictitious quotations or made false or misleading statements about the prices at which U.S. Treasury or other fixed income securities would be purchased or sold, (2) may have fabricated market quotations or trading activity in U.S. Treasury or other fixed income securities to stimulate trading and to generate commissions, (3) may have engaged in “front running” or “interpositioning,” (4) may have engaged in fraudulent, deceptive or manipulative acts to induce the purchase or sale of government securities, (5) may have failed to keep and preserve certain books and records as required by the SEC and/or the Treasury and (6) may have failed to supervise with a view to preventing violations of applicable rules and regulations as required by

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

the Exchange Act. BGC is cooperating in the investigation. Management believes that, based on the currently available information, the final outcome of the investigation will not have a material adverse effect on the Combined Company’s financial condition, results of operations or cash flows.

In addition to the matters discussed above, the Combined Company is a party to several pending legal proceedings and claims that have arisen during the ordinary course of business. The outcome of such items cannot be determined with certainty; therefore the Combined Company can not predict what the eventual loss or range of loss related to such matters will be. Management believes that, based on currently available information, the final outcome of these current pending matters will not have a material effect on the Combined Company’s financial condition, results of operations or cash flows.

Letter of Credit Agreements

The Combined Company has irrevocable uncollateralized letters of credit with various banks that are used in lieu of margin and deposits with clearing organizations. As of December 31, 2007, the Combined Company is contingently liable for $58.9 million under these letters of credit. The Combined Company pays an average fee of .38% on its letters of credit. As of December 31, 2007, the Combined Company did not have any funds available under these letters of credit.

Risk and Uncertainties

The Combined Company generates revenues by providing securities trading and brokerage activities to institutional customers and by executing and, in some cases, clearing transactions for institutional counterparties. Revenues for these services are transaction-based and subject to fluctuations caused by market events, including the recent unprecedented dislocation of the credit markets. As a result the Combined Company’s revenues could vary based on the transaction volume of global financial markets. Additionally, the Combined Company’s financing is sensitive to interest rate fluctuations, which could have an impact on its overall profitability.

Guarantees

The Combined Company provides guarantees to securities clearing houses and exchanges which meet the definition of a guarantee under FASB Interpretations No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. Under these standard securities and clearinghouse and exchange membership agreements, members are required to guarantee, collectively, the performance of other members and, accordingly, if another member becomes unable to satisfy its obligations to the clearinghouse or exchange, all other members would be required to meet the shortfall. In the opinion of Management, the Combined Company’s liability under these agreements is not quantifiable and could exceed the cash and securities they have posted as collateral. However, the potential for the Combined Company to be required to make payments under these arrangements is remote. Accordingly, no contingent liability was recorded in the accompanying Supplemental Consolidated Statements of Financial Condition for these agreements.

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

20. Employee Benefit Plans

Employees of the Combined Company are eligible to participate in the eSpeed, Inc. Deferral Plan for Employees of Cantor Fitzgerald, L.P. and its Affiliates (the “Deferred Compensation Plan”), whereby eligible employees may elect to defer a portion of their salaries by directing the Combined Company to contribute to the Deferred Compensation Plan.

The Plan is available to all employees of the Combined Company meeting certain eligibility requirements and is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. Employee contributions are directed to one or more investment funds, one of which, beginning in 2000, invests in the Combined Company’s Class A common stock (the “eSpeed Stock Fund”). Through December 31, 2007, the Combined Company matched contributions to the eSpeed Stock Fund annually with up to $3,000 of the Combined Company’s Class A common stock per participant. The Combined Company no longer matches employee contributions made in 2007 to the eSpeed Stock Fund. For the years ended December 31, 2006 the Combined Company contributed approximately 16,000 shares, of its Class A common stock relating to employee contributions to the eSpeed Stock Fund. The administration of the Deferred Compensation Plan is performed by Cantor. The Combined Company pays its proportionate share of such administrative costs under the Administrative Services Agreement.

21. Regulatory Requirements

Many of the Combined Company’s businesses are subject to regulatory restrictions and minimum capital requirements. These regulatory capital requirements may restrict the BGC’s ability to withdraw capital from its subsidiaries. Certain U.S. subsidiaries are registered as a U.S. broker-dealer or Futures Commissions Merchant subject to Rule 15c3-1 of the SEC and Rule 1.17 of the Commodity Futures Trading Commission, which specify uniform minimum net capital requirements, as defined, for their registrants, and also require a significant part of the registrants’ assets be kept in relatively liquid form. As of December 31, 2007, the U.S. subsidiaries had net capital in excess of its minimum capital requirements.

Certain U.K. subsidiaries of the Combined Company are regulated by the FSA and must maintain financial resources (as defined by the FSA) in excess of the total financial resources requirement of the FSA. As of December 31, 2007, BGCI had financial resources in excess of its requirement. Certain other subsidiaries are subject to regulatory and other requirements of the jurisdictions in which they operate.

The regulatory requirements referred to above may restrict BGC’s ability to withdraw capital from its regulated subsidiaries. As of December 31, 2007, $308.2 million of net assets were held by regulated subsidiaries. These subsidiaries had aggregate regulatory net capital, as defined, in excess of the aggregate regulatory requirements, as defined, of $136.2 million.

22. Geographic Information

Segment information

The Combined Company currently operates its business in one reportable segment that of providing integrated voice and electronic brokerage services to the wholesale, inter-dealer markets in a broad range of products and services, including brokerage services for global fixed

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

income securities, equities, futures, foreign exchange, derivatives and other instruments, including complementary proprietary market data offerings.

Geographic information

The Combined Company offers its products and services in the North America (primarily in the United States), Europe (primarily in the United Kingdom) and the Asia-Pacific region. Revenue attribution for purposes of preparing geographic data is principally based upon the marketplace where the financial product is traded, which, as a result of regulatory jurisdiction constraints in most circumstances, may also be representative of the location of the customer generating the transaction resulting in commissionable revenue. Long-lived assets are defined as forgivable loans and other receivables from employees; fixed assets, net of accumulated depreciation; investments; goodwill; other intangible assets, net of accumulated amortization and rent and other deposits. The information that follows, in management’s opinion, provides a reasonable representation of the activities of each region as of and for the periods indicated.

Revenues by geographic area were as follows (in thousands):

	Year Ended December 31,
	2007	2006	2005
Revenues:
United Kingdom	$529,120	$345,507	$230,105
United States	301,162	321,649	257,279
France	104,939	53,839	12,786
AMEA(1)	152,063	97,999	62,541
Other Europe	17,181	31,308	68,229
Other Americas	13,176	4,440	2,448

Total revenues	$1,117,641	$854,742	$633,388

Long-lived assets by geographic area were as follows (in thousands):

	December 31,
	2007	2006
Long-lived assets:
United Kingdom	$125,613	$112,053
United States	127,184	144,190
France	26,880	17,415
AMEA(1)	16,618	14,720
Other Europe	3,311	7,674
Other Americas	1,037	10,001

Total long-lived assets	$300,643	$306,053

(1)	AMEA reflects revenues and long-lived assets in Africa, Middle East and Asia-Pacific.

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 and 2005

23. Supplemental Balance Sheet Information

The components of certain balance sheet accounts are as follows (in thousands):

	December 31,
	2007	2006
Other assets
Prepaid expenses	$15,038	$21,070
Taxes receivable	16,956	13,834
Licensing and other receivables	3,244	8,157
Rent and other deposits	15,097	7,113
Assets available for sale	—	—
Restricted cash	302	2,129
Other	14,011	8,583

Total other assets	$64,648	$60,886

Accounts payable and accrued liabilities
Taxes payable	$105,415	$92,026
Vacant property provision	6,689	13,518
Accounts payable	4,150	15,059
Accrued expenses	31,342	36,760
Accrued professional fees	17,807	16,180
Litigation reserve	4,846	16,462
Accrued clearance and settlement fees	2,217	2,607
Asset retirement obligation	3,574	3,064
Other	30,807	19,098

Total accounts payable and accrued liabilities	$206,847	$214,774

24. Subsequent Event—Acquisition of Radix Energy

In March 2008, the Combined Company acquired Radix Energy (Singapore) Pte Ltd (“Radix”) for approximately $10 million. Radix is an OTC energy broker based in Singapore. This acquisition enables the Combined Company to offer its clients voice and electronic brokerage services in the world’s energy markets for the first time, with products including crude oil, fuel oil, naptha and middle distillates. Through this acquisition the Combined Company added approximately 30 brokers who continue to be based in Singapore serving clients throughout the region and beyond.

* * * * * * * * *

BGC PARTNERS, INC.

SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(in thousands, except for per share data)

(unaudited)

	March 31, 2008	December 31, 2007
Assets
Cash and cash equivalents	$218,933	$277,299
Cash segregated under regulatory requirements	2,220	2,683
Reverse repurchase agreements	362,436	148,249
Loan receivable from related party	—	65,000
Securities owned, at fair value	35,070	34,088
Receivables from brokers, dealers, clearing organizations, customers and related broker-dealers	189,966	221,079
Accrued commissions receivable	177,370	140,887
Forgivable and other loans receivable from employees and partners	68,880	63,304
Fixed assets, net	132,892	137,815
Investments	29,809	12,264
Goodwill	67,826	62,826
Other intangible assets, net	15,111	15,676
Receivable from related parties	137,611	131,811
Other assets	65,022	64,648

Total assets	$1,503,146	$1,377,629

Liabilities, Stockholders’ and Members’ Equity
Accrued compensation	$112,237	$85,470
Payables to brokers, dealers, clearing organizations, customers and related broker-dealers	403,866	270,465
Long-term debt	150,000	196,818
Payable to related parties	105,288	139,500
Accounts payable and accrued liabilities	211,150	206,847
Deferred revenue	18,674	6,852

Total liabilities	1,001,215	905,952
Commitments, contingencies and guarantees (Note 14)	—	—
Minority interest	3,007	2,352
Stockholders’ and members’ equity:
Members’ equity	263,799	235,454
Class A common stock, par value $0.01 per share 200,000 shares authorized; 37,960 and 36,796 shares issued at March 31, 2008 and December 31, 2007, respectively	380	368
Class B common stock, par value $0.01 per share 100,000,000 shares authorized; 31,458 and 30,294 shares outstanding at March 31, 2008 and December 31, 2007, respectively	195	205
Additional paid-in capital	314,955	313,238
Treasury stock, at cost: 6,502 shares of Class A common stock at March 31, 2008 and December 31, 2007, respectively	(62,597)	(62,597)
Retained deficit	(17,808)	(17,282)
Accumulated other comprehensive loss	—	(61)

Total stockholders’ and members’ equity	498,924	469,325

Total liabilities, stockholders’ and members’ equity	$1,503,146	$1,377,629

The accompanying Notes to Supplemental Condensed Consolidated Financial Statements are an integral part of these financial statements.

BGC PARTNERS, INC.

SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per share data)

(unaudited)

	Three Months Ended March 31,
	2008	2007
Revenues:
Commissions	$254,031	$190,104
Principal transactions	51,896	53,010

Total brokerage revenues	305,927	243,114
Fees from related parties	20,913	10,893
Market data	5,544	4,373
Software solutions	2,083	3,564
Interest income	3,853	9,067
Other revenues	586	2,065

Total revenues	338,906	273,076
Expenses:
Compensation and employee benefits	274,545	158,707
Occupancy and equipment	30,722	29,449
Communications	16,720	14,118
Professional and consulting fees	15,546	9,525
Fees to related parties	6,540	6,356
Selling and promotion	15,235	13,004
Commissions and floor brokerage	3,713	5,378
Interest expense	7,663	9,683
Other expenses	8,031	5,328

Total expenses	378,715	251,548

(Loss) Income from continuing operations before income taxes and minority interest	(39,809)	21,528
Minority interest	654	155
Provision for income taxes	8,070	2,332

Net (loss) income	$(48,533)	$19,041

Per share data:
Basic (loss) earnings per share	$(0.26)	$0.10

Diluted (loss) earnings per share	$(0.26)	$0.10

Basic weighted-average shares of common stock outstanding	184,967	184,283

Diluted weighted-average shares of common stock outstanding	184,967	185,301

The accompanying Notes to Supplemental Condensed Combined Financial Statements are an integral part of these financial statements.

BGC PARTNERS, INC.

SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Month Ended March 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(48,533)	$19,041
Adjustments to reconcile net income (loss) to net cash used in operating activities
Compensation related to partner redemptions	84,063	—
Depreciation and amortization	15,123	15,817
Forgivable loan amortization	7,974	9,529
Stock-based compensation	3,515	726
Tax benefit from stock option and warrant exercises	78	22
Excess tax benefit from stock-based compensation	(13)	(14)
Minority interest	654	155
Deferred tax provision	(78)	(138)
Recognition of deferred revenue	(2,611)	(1,152)
Other	3,077	535
Changes in operating assets and liabilities:
Decrease (increase) in cash segregated under regulatory requirements	463	(137)
Increase in securities purchased under agreements to resell	(214,187)	(67,379)
(Increase) decrease in securities owned	(1,067)	35,158
Decrease in receivables from brokers, dealers, clearing organizations, customers and related broker-dealers	31,113	73,066
Increase in accrued commissions receivable, net of allowance for doubtful accounts	(36,483)	(30,399)
(Increase) decrease in receivables from related parties	(13,461)	19,604
Increase in forgivable loans and other receivables from employees	(13,550)	(23,410)
(Increase) decrease in other assets	(5,593)	5,814
Increase in accrued compensation	24,061	16,759
Decrease in securities sold under agreements to repurchase	—	(8,668)
Increase (decrease) in payable to brokers, dealers, clearing organizations, customers and related broker- dealers	133,401	(77,903)
(Decrease) increase in payables to related parties	(110,611)	31,530
Increase in deferred revenue	671	828
Decrease in accounts payable, accrued and other liabilities	(473)	(27,827)

Net cash used in operating activities	(142,467)	(8,443)

(Continued)

BGC PARTNERS, INC.

SUPPLEMENTAL CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS—(Continued)

(in thousands)

(unaudited)

	Three Month Ended March 31,
	2008	2007
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments of secured Loan by related party	65,000	—
Purchases of fixed assets	(5,805)	(6,980)
Decrease in restricted cash	302	1,322
Capitalization of software development costs	(4,155)	(6,197)
Capitalization of patent defense and registration costs	(520)	(435)
Investment in unconsolidated entities	(980)	—
Purchase of marketable securities	—	(2,229)

Net cash provided by (used in) investing activities	53,842	(14,519)
CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contributions	76,232	—
Long-term borrowings	150,000	—
Intercompany long-term repayments	(196,818)	—
Repurchase of Class A common stock	—	(373)
Proceeds from exercises of stock options and warrants	1,105	95
Excess tax benefit from stock-based compensation	13	14
Cancellation of restricted stock units in satisfaction of withholding tax requirements	(273)	—

Net cash provided by (used in) financing activities	30,259	(264)
Net increase (decrease) in cash and cash equivalents	(58,366)	(23,226)
Cash and cash equivalents at beginning of period	277,299	130,888

Cash and cash equivalents at end of period	$218,933	$107,662

Supplemental cash information:
Cash paid during the period for taxes	$2,611	$291

Cash paid during the period for interest	$7,761	$9,698

Conversion of Class B common stock into Class A common stock	$10	$—

Contribution of license from Cantor	$18,333	$—

The accompanying Notes to Supplemental Condensed Combined Financial Statements are an integral part of these financial statements.

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(unaudited)

1. Organization and Basis of Presentation

On March 31, 2008, Cantor contributed the businesses of the BGC Division to BGC Partners, LLC and its subsidiaries. On April 1, 2008, BGC Partners, LLC merged pursuant to the Agreement and Plan of Merger with and into eSpeed, Inc. (“eSpeed”) which was renamed BGC Partners, Inc. (“BGC Partners,” “BGC” or the “Combined Company”). In the merger, an aggregate of 133,860,000 shares of common stock and rights to acquire shares of eSpeed, Inc. were issued. Of these shares, 56,000,000 were in the form of Class B common stock or rights to acquire Class B common stock, and the remaining 77,860,000 shares and rights to acquire shares were in the form of Class A common stock or rights to acquire Class A common stock. Stockholders of eSpeed hold the same number and class of shares of eSpeed common stock that they held in eSpeed prior to the merger. Also, on April 1, 2008, eSpeed, Inc. changed its name to BGC Partners, Inc. and its Class A common stock trades on the NASDAQ Global Market under the symbol “BGCP.”

BGC Partners is a global inter-dealer broker specializing in trading financial instruments and related derivative products. BGC Partners provides integrated voice and electronic (“hybrid”) execution and other brokerage services to many of the world’s largest and most creditworthy banks, broker-dealers, investment banks and investment firms for a broad range of financial products globally, including fixed income securities, interest rate swaps, foreign exchange, equity derivatives, credit derivatives, futures, structured products and other instruments. Through the Combined Company’s eSpeed and BGCantor Market Data brands, BGC Partners also offers financial technology solutions, market data and analytics related to select financial instruments and markets. BGC Partners’ brokerage services include execution, clearing, processing and other back office services. BGC Partners has offices in New York and London, as well as Beijing (representative office), Chicago, Copenhagen, Hong Kong, Istanbul, Johannesburg, Mexico City, Nyon, Paris, Seoul, Singapore, Sydney, Tokyo and Toronto.

The merger has been accounted for as a combination of entities under common control. eSpeed was deemed the acquirer and BGC Partners, LLC was deemed the acquiree. According to Statement of Financial Accounting Standard (“SFAS”) No. 141 Business Combinations, since the merger was a transaction between entities under common control, the assets and liabilities of the BGC Division were transferred at historical cost and the results of operations and cash flows have been reflected in the accompanying unaudited supplemental condensed consolidated financial statements as if the merger occurred as of the earliest period presented.

BGC Partners’ unaudited supplemental condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted from this report as is permitted by SEC rules and regulations. However, BGC Partners believes that the disclosures are adequate to make the information presented not misleading. This report should be read in conjunction with the audited supplemental consolidated financial statements and notes for the year ended December 31, 2007 included in this prospectus.

The accompanying unaudited supplemental condensed consolidated financial statements contain all normal and recurring adjustments that, in the opinion of management, are necessary for a fair presentation of the Supplemental Condensed Consolidated Financial Condition, the

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Supplemental Condensed Consolidated Statements of Operations, and the Supplemental Condensed Consolidated Statements of Cash Flows of the Combined Company for the interim periods presented. The results of operations for the three months ended March 31, 2008 are not necessarily indicative of results to be expected for the entire fiscal year, which will end on December 31, 2008.

Recently Adopted Accounting Pronouncements:

SFAS No. 157:    In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 clarifies that fair value is the amount that would be exchanged to sell an asset or transfer a liability, in an orderly transaction between market participants. SFAS 157 nullifies the consensus reached in EITF Issue No. 02-3 prohibiting the recognition of day-one gain or loss on derivative contracts where the firm cannot verify all of the significant model inputs to observable market data and verify the model to market transactions. However, SFAS 157 requires that a fair value measurement technique include an adjustment for risks inherent in a particular valuation technique (such as a pricing model) and/or the risks inherent in the inputs to the model, if market participants would also include such an adjustment. In addition, SFAS 157 prohibits the recognition of block discounts for large holdings of unrestricted financial instruments where quoted prices are readily and regularly available in an active market. The provisions of SFAS 157 are to be applied prospectively, except for changes in fair value measurements that result from the initial application of SFAS 157 to existing derivative financial instruments measured under EITF Issue No. 02-3, existing hybrid instruments measured at fair value, and block discounts, which are to be recorded as an adjustment to opening retained earnings in the year of adoption. BGC Partners adopted the provisions of SFAS 157 when they became effective on January 1, 2008.

SFAS 157 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under SFAS 157 are as follows:

•	Level 1 Measurements—Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•	Level 2 Measurements—Quoted prices in markets that are not active or financial instruments for which all significant inputs are observable, either directly or indirectly.

•	Level 3 Measurements—Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

In determining fair value, BGC Partners separates its financial instruments owned and its financial instruments sold, but not yet purchased into two categories: cash instruments and derivative contracts.

•

Cash Instruments—BGC Partners’ cash instruments are generally classified within level 1 or level 2 of the fair value hierarchy because they are valued using quoted market prices, broker or dealer quotations, or alternative pricing sources with

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

reasonable levels of price transparency. The types of instruments valued based on quoted market prices in active markets include most U.S. government and agency securities, many other sovereign government obligations, and active listed equities. Such instruments are generally classified within level 1 of the fair value hierarchy. The Combined Company does not adjust the quoted price for such instruments, even in situations where the Combined Company holds a large position and a sale could reasonably impact the quoted price.

The types of instruments valued based on quoted prices in markets that are not active, broker or dealer quotations, or alternative pricing sources with reasonable levels of price transparency include most investment-grade and high-yield corporate bonds, other sovereign government obligations, money market securities, and less liquid listed equities, state, municipal and provincial obligations. Such instruments are generally classified within level 2 of the fair value hierarchy.

•

Derivative Contracts—BGC Partners’ derivative contracts can be exchange-traded or OTC. Exchange-traded derivatives, typically fall within level 1 or level 2 of the fair value hierarchy depending on whether they are deemed to be actively traded or not. BGC Partners generally values exchange-traded derivatives using the closing price of the exchange-traded derivatives. OTC derivatives are valued using market transactions and other market evidence whenever possible, including market-based inputs to models, broker or dealer quotations or alternative pricing sources with reasonable levels of price transparency. For OTC derivatives that trade in liquid markets, such as generic forwards, swaps and options, model inputs can generally be verified and model selection does not involve significant management judgment. Such instruments are typically classified within level 2 of the fair value hierarchy.

See Note 2 for further information on SFAS 157.

SFAS No. 159:    In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Liabilities (“SFAS 159”). SFAS 159 provides companies with an option to report selected financial assets and liabilities at fair value, and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 is effective for BGC Partners as of January 1, 2008. On January 1, 2008, BGC Partners adopted the fair value option for its available-for-sale securities. The change in fair value of these instruments is recorded in Principal Transaction Revenues. As a result, the related unrealized loss of $61,000 for the year ended December 31, 2007 was reclassified from accumulated other comprehensive loss to beginning accumulated deficit, as a cumulative effect adjustment.

New Accounting Pronouncements:

SFAS No. 141(R):    In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (“SFAS 141(R)”). SFAS 141(R) replaces SFAS 141, Business Combinations. SFAS 141(R) retains the fundamental requirements in SFAS 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141(R) amends the recognition provisions for assets and liabilities acquired in a business combination, including those arising from contractual and noncontractual contingencies. SFAS 141(R) also amends the recognition criteria for contingent

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NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

consideration. SFAS 141(R) is effective as of January 1, 2009. Early adoption is not permitted. BGC Partners is currently evaluating the potential impact of adopting SFAS 141(R) on its combined financial statements.

SFAS 160:    In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interest in Consolidated Financial Statements—an amendment to ARB No. 51 (“SFAS 160”). SFAS 160 amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary, a parent’s ownership interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS 160 also requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated statement of income, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. SFAS 160 is effective as of January 1, 2009. Early adoption is not permitted. BGC Partners is currently evaluating the potential impact of adopting SFAS 160 on its combined financial statements.

SFAS No. 161:    In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS 161”). SFAS 161 requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance and cash flow. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early adoption encouraged. SFAS 161 encourages, but does not require, comparative disclosures for earlier periods at initial adoption. BGC Partners is currently evaluating the potential impact of adopting SFAS 161.

2. Fair Value of Financial Assets and Liabilities

The following table sets forth BGC Partners’ financial assets, including those pledged as collateral; and financial liabilities at fair value. At any point in time, the Combined Company may use cash instruments as well as derivatives to manage a long or short risk position (in thousands).

	March 31, 2008
	Assets	Liabilities
Commercial paper, certificates of deposit, time deposits and other money market instruments	$138	$—
Sovereign obligations	30,219	—
Equities and convertible debentures	4,713	—
Derivative contracts	959	810

Total	$36,029	$810

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NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following tables set forth by level within the fair value hierarchy financial assets and liabilities accounted for at fair value under SFAS 157 at March 31, 2008. As required by SFAS 157, assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. See Note 1 for further information on the fair value hierarchy.

	Assets at Fair Value at March 31, 2008 (in thousands)
	Level 1	Level 2	Level 3	Netting and Collateral	Total
Commercial paper, certificates of deposit, time deposits and other money market instruments	$—	$138	$—	$—	$138
Sovereign obligations	—	30,219	—	—	30,219
Equities and convertible debentures	4,713	—	—	—	4,713
Derivative contracts	—	959	—	—	959

Total assets at fair value	$4,713	$31,316	$—	$—	$36,029

	Liabilities at Fair Value at March 31, 2008 (in thousands)
	Level 1	Level 2	Level 3	Netting and Collateral	Total

Commercial paper, certificates of deposit, time deposits and other money market instruments	$—	$—	$—	$—	$—

Sovereign obligations	—	—	—	—	—

Equities and convertible debentures	—	—	—	—	—

Derivative contracts	—	810	—	—	810

Total liabilities at fair value	$—	$810	$—	$—	$810

3. Securities Owned

The Combined Company allows certain of its brokerage desks to enter into unmatched principal transactions in the ordinary course of business for the purpose of facilitating transactions, adding liquidity, improving customer satisfaction, increasing revenue opportunities, attracting additional order flow and, in a limited number of instances and subject to risk management limits, for the purpose of proprietary trading. Unmatched principal transactions were $35.1 million at March 31, 2008 and $34.1 million at December 31, 2007.

Securities owned consisted of the following (in thousands):

	March 31, 2008	December 31, 2007
Sovereign obligations	$30,219	$30,511
Other	4,851	3,577

	$35,070	$34,088

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NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

As of March 31, 2008, the Combined Company had pledged $30.5 million of securities owned as collateral consisting primarily of sovereign obligations. These securities were pledged to satisfy deposit requirements at various exchanges or clearing organizations. As of December 31, 2007, the Combined Company had pledged $31.4 million of securities owned as collateral. These securities were pledged to satisfy deposit requirements at various exchanges or clearing organizations and $20.8 million was used as collateral in Reverse Repurchase Agreements (as defined below).

4. Collateralized Transactions

Securities purchased under agreements to resell (“Reverse Repurchase Agreements”) are accounted for as collateralized financing transactions and are recorded at the contractual amount for which the securities will be resold including accrued interest.

For Reverse Repurchase Agreements, it is the Combined Company’s policy to obtain possession of collateral with a market value equal to or in excess of the principal amount loaned under Reverse Repurchase Agreements. Collateral is valued daily and the Combined Company may require counterparties to deposit additional collateral or return collateral pledged when appropriate. Certain Reverse Repurchase Agreements are with Cantor (see Note 7, Related Party Transactions, for more information regarding these agreements). As of March 31, 2008, the Combined Company had received U.S. Government and agency securities as collateral with a fair value of $364.7 million, of which $22.8 million was repledged to exchanges or clearing organization to fulfill the deposit requirements. As of December 31, 2007, the Combined Company had received U.S. Government and agency securities as collateral with a fair value of $89.7 million, of which $28.3 million was repledged to exchanges or clearing organizations to fulfill the deposit requirements. Of the $28.3 million repledged to exchanges or clearing organization, $20.8 million pertained to Reverse Repurchase Agreements was with Cantor.

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NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

5. Receivables from and Payables to Brokers, Dealers, Clearing Organizations, Customers and Related Broker-Dealers

The receivables from and payables to brokers, dealer, clearing organizations, customers and related broker-dealers consisted of the following (in thousands):

	March 31, 2008	December 31, 2007
Receivables from brokers, dealers, clearing organizations, customers and related broker-dealers:
Contract value of fails to deliver	$60,466	$93,146
Open derivative contracts	959	23,094
Receivables from clearing organizations	86,253	81,574
Other receivables from brokers, dealers and customers	42,288	23,265

Total	$189,966	$221,079

Payables to brokers, dealers, clearing organizations, customers and related broker-dealers:
Contract value of fails to receive	$26,428	$88,873
Net pending trades	322,390	56,231
Open derivative contracts	810	23,450
Payables to clearing organizations	36,335	23,747
Other payables to brokers, dealers and customers	17,903	78,164

Total	$403,866	$270,465

A portion of these receivables and payables is with Cantor (see Note 7, Related Party Transactions, for additional information related to these receivables and payables).

Substantially all open fail to deliver and fail to receive transactions as of March 31, 2008 have subsequently settled at the contracted amounts.

6. Derivatives

BGC Partners has both OTC and exchange-traded derivative contracts. These derivative contracts primarily consist of bond futures, commodities, interest rate and foreign exchange futures, options, forwards and swaps. BGC Partners enters into derivative contracts to facilitate client transactions, to hedge principal positions and to facilitate hedging activities of affiliated companies. Open derivative contracts are recognized at the fair value of the related assets and liabilities as part of “Receivables from or payables to brokers, dealers, clearing organizations, customers and related broker dealers” on the accompanying Supplemental Condensed Consolidated Statements of Financial Condition.

Fair values of derivative contracts are determined from quoted market prices or other public price sources. BGC Partners does not designate any derivative contracts as hedges for accounting purposes. The change in fair value of derivative contracts is reported as part of “Principal transactions” on the accompanying Supplemental Condensed Consolidated Statements of Operations.

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NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The fair value of derivative financial instruments, computed in accordance with BGC Partners netting policy, is set forth below (in thousands):

	March 31, 2008		December 31, 2007
	Assets	Liabilities	Assets	Liabilities
Forward settlement contracts	$435	$428	$110	$98
Swap agreements	524	382	22,503	22,975
Futures	—	—	328	224
Option contracts	—	—	153	153

Total	$959	$810	$23,094	$23,450

Transactions with off-balance-sheet risk are primarily short-term in duration. At March 31, 2008 and December 31, 2007, the notional amounts of derivative instruments used for trading purposes were $335.7 million and $2.2 billion, respectively. These contracts had remaining maturities of less than one year.

A portion of BGC Partners derivative contracts is with Cantor. The fair value of derivative financial instruments with Cantor is set forth below (in thousands):

	March 31, 2008		December 31, 2007
	Assets	Liabilities	Assets	Liabilities
Forward settlement contracts	$333	$206	$78	$—
Swap agreements	524	382	3,282	4,734
Futures	—	—	328	224

Total	$857	$588	$3,688	$4,958

At March 31, 2008 and December 31, 2007, the notional amounts outstanding for derivative contracts with Cantor totaled $324.7 million and $933.5 million, respectively.

The following table summarizes the credit quality of BGC Partners trading-related derivatives by showing counterparty credit ratings, excluding derivative contracts with Cantor, for the replacement cost of contracts in a gain position at March 31, 2008.

Rating(a)	Net Replacement Cost (in thousands):
A	$49
Other(b)	53

(a)	Credit ratings based on Standard & Poor’s.
(b)	“Other” indicates counterparties’ for which no credit rating was available from an independent third-party source. It does not necessarily indicate that the counterparties’ credit is below investment grade.

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NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

7. Related Party Transactions

Administrative Services

BGC Partners provides certain administrative support services to Cantor and its affiliates and Cantor provides certain administrative services to BGC Partners. Cantor also provides certain introductory, clearing, settlement, and technology services to BGC Partners and BGC Partners may provide clearing and execution services to Cantor in the future. Since Cantor holds a significant interest in BGC Partners, such transactions among and between Cantor and BGC Partners are on a basis that might not be replicated if such service arrangements were between, or among, unrelated parties.

For the periods ending March 31, 2008 and 2007, BGC Partners was charged $16.2 million and $14.1 million, respectively, for the services provided by Cantor and its affiliates. These charges are included as part of “Fees to related parties” on the accompanying Supplemental Condensed Consolidated Statements of Operations. For the periods ending March 31, 2008 and 2007, BGC Partners recognized revenue for the services it provides to Cantor and its affiliates of $16.5 million and $10.9 million, respectively. These revenues are included as part of “Fees from related parties” on the accompanying Supplemental Condensed Consolidated Statements of Operations.

Receivables from and Payables to Brokers, Dealers, Clearing Organizations, Customers and Related Broker-Dealers

In Europe and the United States, certain trades executed by BGC Partners are cleared and settled by Cantor. Additionally, in the United Kingdom, BGC Partners places certain trades on behalf of Cantor and its affiliates.

Amounts due from or to Cantor for undelivered securities or open derivative contracts are included as part of “Receivables from and payables to brokers, dealers, clearing organizations, customers and related broker dealers” on the accompanying Supplemental Condensed Consolidated Statements of Financial Condition. As of March 31, 2008 and December 31, 2007, BGC Partners had receivables from Cantor of $0.9 million and $3.7 million, respectively. Additionally, as of March 31, 2008 and December 31, 2007, BGC Partners had payables to Cantor of $0.6 million and $5.0 million, respectively.

Forgivable Loans and Other Receivables from Employees

BGC Partners has entered into various agreements with certain of its employees whereby these employees receive forgivable loans. As of March 31, 2008 and December 31, 2007, the unamortized balance of these forgivable loans was $63.7 million and $55.8 million, respectively. These forgivable loans are included as part of “Forgivable loans and other receivables from employees” on the accompanying Supplemental Condensed Consolidated Statements of Financial Condition. Amortization expense for these forgivable loans for the three months ended March 31, 2008 and 2007 was $8.0 million and $9.5 million, respectively. Amortization expense for forgivable loans is included as part of “Compensation and employee benefits” on the accompanying combined Supplemental Condensed Consolidated Statements of Operations.

Additionally, from time to time, BGC Partners may enter into agreements with employees to grant bonus and salary advances or other types of loans that are non-forgivable. These

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NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

advances and loans are repayable in the timeframes outlined in the underlying agreements. As of March 31, 2008 and December 31, 2007, the balance of these advances and non-forgivable loans was $5.2 million and $7.5 million, respectively. These advances and non-forgivable loans are included as part of “Forgivable loans and other receivables from employees” on the accompanying Supplemental Condensed Consolidated Statements of Financial Condition.

Securities Purchased Under Agreements to Resell

From time to time, BGC Partners enters into overnight Reverse Repurchase Agreements with Cantor, whereby they receive government or eligible equity securities as collateral. As of March 31, 2008 and December 31, 2007, the Combined Company had $362.4 million and $140.7 million, respectively, of Reverse Repurchase Agreements with Cantor, of which the fair value of the collateral received from Cantor was $364.7 million and $143.2 million, respectively.

Related Party Loan from Cantor

On July 26, 2007, the Company entered into a Secured Promissory Note and Pledge Agreement (the “Secured Loan”) with Cantor in which the Company agreed to lend to Cantor up to $100 million (the “Secured Loan Amount”) on a secured basis from time to time. The Secured Loan is guaranteed by a pledge of Class A common stock or Class B common stock owned by Cantor equal to 125% of the outstanding Secured Loan amount, as determined on a next day basis. The Secured Loan bears interest at the market rate for equity repurchase agreements plus 0.25% and is payable on demand. The Secured Loan was approved by the Company’s Audit Committee. At March 31, 2008 and December 31, 2007, the outstanding balance of the Secured Loan was $0 and $65 million, respectively.

Notes Payable

Historically, the BGC Partners had various subordinated loans and notes payable outstanding to Cantor. At December 31, 2007, the amount of outstanding notes payable to Cantor was $196.8 million. All of these notes were repaid upon BGC’s separation from Cantor on March 31, 2008.

BGC Partners incurred interest expense related to the notes payable to Cantor of $4.0 million and $5.0 million for the three months ended March 31, 2008 and 2007, respectively. Interest expense related to these notes is recorded as part of “Interest expense” on the accompanying Supplemental Condensed Consolidated Statements of Operations.

Partnership Units

Cantor provided awards to certain employees of the Combined Company in the form of grant units in Cantor (“grant units”). Grant units entitled the employees to participate in quarterly distributions of Cantor’s net income and to receive certain post-termination payments. Grant units vest immediately upon receipt by the employee. See Note 12, Stock-Based Compensation, for more information regarding treatment of the grant units.

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NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

8. Investment and Joint Venture

Investments consisted of the following (in thousands):

	March 31, 2008	December 31, 2007
ELX (as defined below)	$17,465	$—
Freedom International Brokerage	9,929	9,913
Aqua Securities, L.P.	1,582	1,529
EIP Holdings	828	819
Tradespark	3	3

Total long-lived assets	$29,808	$12,264

ELX Futures, L.P.

On December 21, 2007, the Company and 11 other leading financial institutions announced the formation of a limited partnership that will establish a fully-electronic futures exchange. The Company will hold approximately 25% interest in the exchange’s operating limited partnership, ELX Futures, L.P. and its holding company general partner, ELX Futures Holdings, LLC (combined “ELX”). Assuming the Company maintains its present ownership percentage, it will be entitled to approximately 25% of distributions from each entity. The Company has also entered into a technology services agreement with ELX pursuant to which the Company will provide a software technology license, monthly maintenance support and other technology services as requested by ELX. In conjunction with this transaction, the Company recorded an investment and deferred revenue of approximately $18.3 million in January 2008. The deferred revenue is being amortized over the license agreement term of four years. In addition, the Company will receive approximately $1.1 million per month for providing maintenance services to support the trading platform. For the three months ended March 31, 2008, approximately $4.4 million was recognized in income and is included under the caption “Software Solutions from related parties” in the accompanying Supplemental Condensed Consolidated Statements of Operations.

For the three months ended March 31, 2008 and 2007, the Company’s share of ELX’s net loss was approximately $0.9 million and $0 respectively, and is included under the caption “Other expenses” in the accompanying Supplemental Condensed Consolidated Statements of Operations.

9. Goodwill and Other Intangible Assets

In March 2008, the BGC Partners acquired Radix Energy (Singapore) Pte Ltd (“Radix”) for $5.0 million in cash. Radix is an OTC energy broker based in Singapore. This acquisition will enable BGC Partners to offer its clients voice and electronic brokerage services in the world’s energy markets for the first time, with products including crude oil, fuel oil, naptha and middle distillates. Through this acquisition, BGC Partners added approximately 30 brokers who continue to be based in Singapore serving clients throughout the region and beyond. In addition certain employees of Radix received awards of equity instruments with an estimated fair value of $5.0 million issued upon closing of the merger between BGC and eSpeed. 526,315 REUs were issued to the employees and they vest and become exchangeable into common stock of BGC Partners over time as certain performance goals are met.

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NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The $5.0 million in cash paid was allocated to goodwill. The purchase price allocation is preliminary and is dependent on BGC Partners final analysis of the net assets, including intangibles; which is expected to be completed within the one-year period following the consummation of the acquisition. The results of operations of Radix have been included in BGC Partners’ supplemental condensed consolidated financial statements subsequent to the date of acquisition. Goodwill will not be amortized but will be reviewed annually for impairment, or more frequently if impairment indicators arise, in accordance with SFAS 142.

The changes in the carrying amount of goodwill at March 31, 2008 is as follows (in thousands):

Balance at December 31, 2007	$62,826
Radix acquisition	5,000

Balance March 31, 2008	$67,826

Other intangible assets consisted of the following (in thousands):

	March 31,	December 31,
	2008	2007
Definite life intangible assets:
Patents	$32,995	$32,474
Customer base/relationships	11,464	11,464
Internally developed software	5,722	5,722
Covenant not to compete	1,628	1,628
Trademarks	1,315	1,315

Total gross definite life intangible assets	53,124	52,603
Accumulated amortization	(39,513)	(38,427)

Net definite life intangible assets	13,611	14,176

Horizon license	1,500	1,500

Total net intangible assets	$15,111	$15,676

Amortization expense for the three months ending March 31, 2008 and 2007 was $1.1 million and $1.8 million, respectively. Intangible amortization is included as part of “Occupancy and equipment” in the accompanying Supplemental Condensed Consolidated Statements of Operations.

10. Long-Term Notes

On March 31, 2008, BGC Partners entered into a Note Purchase Agreement in which it authorized the issue and sale of $150.0 million principal amount of its Senior Notes to a number of investors. The Notes are due April 1, 2010, with interest payable semiannually at the rate of 5.19% per annum. The Notes are subject to certain covenants, including debt covenants that require that BGC Partners’ consolidated debt not exceed 55% of its consolidated capitalization. BGC Partners did not record any interest expense on these notes for the period ended March 31, 2008.

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NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

11. Stock Repurchase Program

BGC Partners’ Board of Directors has authorized the repurchase of up to $100 million of outstanding Class A common stock. During the three months ended March 31, 2008 and 2007, BGC Partners did not repurchase any shares of the Company’s Class A common stocks under this plan. At March 31, 2008, BGC Partners has approximately $58.2 million remaining from its $100 million buyback authorization.

12. Stock-Based Compensation

Restricted Stock Units

A summary of the activity associated with restricted stock units is as follows (in thousands):

	Restricted Stock Units	Weighted-Average Grant Date Fair Value	Weighted-Average Remaining Contractual Term (Years)
Balance at December 31, 2007	342,325	$9.79
Granted	—	—
Vested	(20,737)	11.36
Forfeited	(1,273)	11.71

Balance at March 31, 2008	320,315	$9.68	9.61

The fair value of the restricted stock units (“RSUs”) is determined on the date of grant based on the market value of Class A common stock, and is recognized, net of the effect of estimated forfeitures, over the vesting period. The Company uses historical data, including historical forfeitures and turnover rates, to estimate expected forfeiture rates.

Upon closing of the merger, on April 1, 2008, BGC Partners, issued approximately 2.2 million RSUs to certain employees and others who provide services to BGC Partners. Approximately 1.0 million of these RSUs, with an aggregate estimated fair value of $7.9 million, vest over a two-year period, with 50% vesting in August 2008 and 2009. Approximately 1.2 million of these RSUs, with an aggregate estimated fair value of $11.9 million, vest over a three-year period, with 33.3% vesting in December 2008, 2009 and 2010.

At March 31, 2008, these RSUs were accounted for as liability awards under SFAS 123R. Total compensation expense related to these RSUs was approximately $2.3 million for the period ended March 31, 2008. No compensation expense related to these RSUs was recorded for the period ended March 31, 2007.

Total compensation expense related to all other restricted stock units before associated income taxes was approximately $0.2 million and $0.4 million for the three months ended March 31, 2008 and March 31, 2007, respectively.

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NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Stock Options

A summary of the activity associated with stock options is as follows (options in thousands):

	Options	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term (Years)	Aggregrate Intrinsic Value
Balance at December 31, 2007	15,527	$14.63
Granted	—	—
Exercised	(136)	8.15
Forfeited	(29)	13.10

Balance at March 31, 2008	15,362	14.69	4.9	$19,608,859

Options exercisable at March 31, 2008	15,338	$14.70	4.9	$19,528,800

The aggregate intrinsic value of stock options is calculated as the difference between the exercise price of the underlying awards and the quoted price of the Company’s Class A common stock for the 6.0 million options that were in-the-money at March 31, 2008. During the three months ended March 31, 2008 and 2007, the aggregate intrinsic value of options exercised was $0.5 million and $0.1 million, respectively, determined as of the date of option exercise. The exercise prices for these options equaled the closing price of the Company’s Class A common stock on the date of grant of each option. The options generally vest ratably and on a quarterly basis over four years from the grant date. In December 2007, the Board of Directors accelerated the vesting of the majority of outstanding stock options. Therefore, at March 31, 2008, there was approximately $8,000 of total unrecognized compensation expense related to unvested stock options granted under the LT Plan. Total compensation expense related to employee stock options before associated income taxes was approximately $3,500 and $0.4 million for the three months ended March 31, 2008 and 2007, respectively.

Partnership Units

Prior to 2008, Cantor provided awards to certain employees of BGC Partners in the form of grant units in Cantor (“grant units”). Grant units entitled the employees to participate in quarterly distributions of Cantors net income and to receive certain post-termination payments. Grant units awarded to employees of the Division in 2005 vested immediately upon receipt by the employee. Grant units awarded to employees of the Division in 2006 and 2007 generally vested over a four-year period.

In connection with BGC’s separation from Cantor, the unvested portion of the Cantor grant units that had been awarded to individuals whose partnership interests were contributed to BGC Holdings were transferred to BGC Holdings on March 31, 2008.

As of March 31, 2008 and December 31, 2007, the fair value of the grant units held by our employees was $3.0 million and $1.2 million, respectively. As of March 31, 2008 and December 31, 2007, the notional amount of grant units outstanding was $6.3 million and $5.6 million, respectively.

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

For the three months ended March 31, 2008 and 2007, BGC Partners recorded total non-cash compensation expense of $0.2 million and income of $0.1 million, respectively, to account for fair value adjustments.

Restricted Equity Units

On March 31, 2008, BGC Partners granted approximately 1.0 million restricted equity units (“REUs”) to certain employees. Approximately 0.5 million of these REUs, which had an aggregate value of $5.2 million will vest over a three-year period, with 33.3% vesting in December 2008, 2009 and 2010. Approximately 0.5 million of these REUs, which had an aggregate value of $5.0 million were awarded in connection with the acquisition of Radix on March 3, 2008. These REUs will vest over time as certain performance goals of the employees acquired from Radix are met.

In addition, on March 31, 2008, certain executives were granted approximately 0.5 million REUs, which had an aggregate value of $6.0 million. These REUs vested immediately upon grant date.

Compensation expense related to these REUs is recognized over the stated service period. BGC Partners recognized compensation expense of $0.4 million for the period ended March 31, 2008. No compensation expense related to these REUs was recorded for the period ended March 31, 2007.

Business Partner Warrants

A summary of the activity associated with business partner warrants is as follows (warrants in thousands):

	Warrants	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term (Years)
Balance December 31, 2007	1,986	$27.04
Granted	—	—
Exercised	—	—
Forfeited	—	—

Balance March 31, 2008	1,986	$27.04	3.2

There was no expense related to the business partner warrants during the three months ended March 31, 2008 and 2007, respectively.

13. Earnings Per Share

SFAS No. 128, Earnings Per Share (“SFAS 128”), establishes standards for computing and presenting earnings per share (“EPS”). SFAS 128 requires the dual presentation of basic and diluted EPS on the face of the income statement and requires a reconciliation of numerators (net income) and denominators (weighted-average shares outstanding) for both basic and diluted EPS in the footnotes. Basic EPS excludes dilution and is computed by dividing net income

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NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

available to common stockholders by the weighted-average shares outstanding. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised, resulting in the issuance of common shares that would then share in the earnings of BGC Partners.

The following is a reconciliation of the basic and diluted earnings per share computations (in thousands, except for per share data):

	Three Months Ended March 31,
	2008	2007
Net (loss) income	$(48,533)	$19,041
Shares of common stock and common stock equivalents
Weighted-average shares used in basic computation(1)	184,967	184,283
Diluted effect of:
Stock options	—	867
Restricted stock units	—	151
Warrants	—	—

Weighted-average shares used in diluted computation(1)	184,967	185,301
(Loss) earnings per share
Basic	$(0.26)	$0.10

Diluted	$(0.26)	$0.10

(1)	The weighted-average shares outstanding have been retroactively restated for all periods to give effect to the shares issued in connection with the merger.

For the three months ended March 31, 2008 and 2007, approximately 9.4 million and 16.4 million securities, respectively, were not included in the computation of diluted earnings per share because their effect would have been anti-dilutive because the exercise price exceeded the average share price for the period.

14. Commitments, Contingencies and Guarantees

Contingencies

In the ordinary course of business, various legal actions are brought and are pending against us in the United States and internationally. In some of these actions, substantial amounts are claimed. BGC Partners is also involved, from time to time, in other reviews, investigations and proceedings by governmental and self-regulatory agencies (both formal and informal) regarding BGC Partner’s business, judgments, settlements, fines, penalties, injunctions or other relief.

Legal reserves are established in accordance with SFAS No. 5, “Accounting for Contingencies” when a material legal liability is both probable and reasonably estimable. Once established, reserves are adjusted when there is more information available or when an event occurs requiring a change. As of March 31, 2008, BGC Partners had legal reserves of $8.7 million pertaining to employment and competitor-related litigation matters.

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Letter of Credit Agreements

BGC Partners has irrevocable uncollateralized letters of credit with various banks that are used in lieu of margin and deposits with clearing organizations. As of March 31, 2008, BGC Partners was contingently liable for $59.2 million under these letters of credit and BGC Partners paid an average fee of .38 % on letters of credit. As of March 31, 2008, BGC Partners did not have any funds available under these letters of credit.

Risk and Uncertainties

BGC Partners generates revenues by providing securities trading and brokerage activities to institutional customers and by executing and, in some cases, clearing transactions for institutional counterparties. Revenues for these services are transaction-based. As a result revenues could vary based on the transaction volume of global financial markets. Additionally, financing is sensitive to interest rate fluctuations, which could have an impact on its overall profitability.

Guarantees

BGC Partners provides guarantees to securities clearing houses and exchanges which meet the definition of a guarantee under FASB Interpretations No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. Under these standard securities and clearinghouse and exchange membership agreements, members are required to guarantee, collectively, the performance of other members and, accordingly, if another member becomes unable to satisfy its obligations to the clearinghouse or exchange, all other members would be required to meet the shortfall. In the opinion of management, BGC Partners’ liability under these agreements is not quantifiable and could exceed the cash and securities they have posted as collateral. However, the potential of being required to make payments under these arrangements is remote. Accordingly, no contingent liability was recorded in the accompanying Supplemental Condensed Consolidated Statements of Financial Condition for these agreements.

15. Regulatory Requirements

Many of BGC Partners’ businesses are subject to regulatory restrictions and minimum capital requirements. These regulatory capital requirements may restrict the ability to withdraw capital from subsidiaries.

The regulatory requirements referred to above may restrict the ability to withdraw capital from regulated subsidiaries. As of March 31, 2008, $215.6 million of net assets were held by regulated subsidiaries. These subsidiaries had aggregate regulatory net capital, as defined, in excess of the aggregate regulatory requirements, as defined, of $96.4 million.

BGC PARTNERS, INC.

NOTES TO SUPPLEMENTAL CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

16. Geographic Information

BGC Partners offers products and services in the United States, Europe and the AMEA region (defined as Africa, Middle East and Asia-Pacific). At March 31, 2008 the United Kingdom and France were the only individual foreign countries that account for more than 10% of total revenues and long-lived assets.

Information regarding revenues for the three months ended March 31, 2008 and 2007, respectively, and information regarding long-lived assets (defined as forgivable loans, fixed assets, net of accumulated depreciation, investment, goodwill, other intangible assets, net of accumulated amortization and rent and other deposits) in geographic areas as of March 31, 2008 and December 31, 2007, respectively, are as follows (in thousands):

	Three Months Ended March 31,
	2008	2007
Revenues:
United Kingdom	$140,734	$117,424
United States	108,697	91,749
France	36,416	25,458
AMEA	46,910	31,793
Other Europe	4,753	5,410
Other Americas	1,396	1,242

Total revenues	$338,906	$273,076

	March 31, 2008	December 31, 2007
Long-lived assets:
United Kingdom	$122,780	$125,613
United States	126,339	127,184
France	28,029	26,880
AMEA	22,654	16,618
Other Europe	3,176	3,311
Other Americas	998	1,037

Total long-lived assets	$303,976	$300,643